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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HOSPIRA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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March 30, 2009

Dear Hospira Shareholder:

        You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Hospira, Inc. at the Ritz-Carlton, 1881 Curtis Street, Denver, Colorado, on Thursday, May 14, 2009 at 10:00 a.m., Mountain Time.

        This booklet includes the notice of annual meeting and the proxy statement. The proxy statement describes the business to be transacted at the meeting and provides other information about the company that you should know when you vote your shares.

        The principal business to be conducted at the meeting will be the election of directors, ratification of the appointment of Deloitte & Touche LLP as the firm of independent registered public accountants to serve as Hospira's auditors, and approval of the amendments to Hospira's 2004 Long-Term Stock Incentive Plan.

        It is important that your shares be represented, whether or not you attend the meeting. Shareholders of record can vote their shares via the Internet or by using a toll-free telephone number. Instructions for accessing the proxy materials appear on the Notice of Internet Availability of Proxy Materials mailed to you on or around March 30, 2009. If you hold shares through your broker or other intermediary, that person or institution will provide you with instructions on how to vote your shares.

        We look forward to your participation in the 2009 annual meeting.

Sincerely,

Christopher B. Begley
Chairman and Chief Executive Officer

Hospira, Inc.
275 North Field Drive
Lake Forest, IL 60045
www.hospira.com

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 14, 2009

        The 2009 Annual Meeting of Shareholders of Hospira, Inc. will be held at the Ritz-Carlton, 1881 Curtis Street, Denver, Colorado, on Thursday, May 14, 2009, at 10:00 a.m., Mountain Time. The purposes of the meeting are to:

  •
  elect four directors for three-year terms until the annual meeting in 2012 and one director for a one-year term until the annual meeting in 2010 (Item 1 on the proxy card);

  •
  ratify the appointment of Deloitte & Touche LLP as the firm of independent registered public accountants to serve as Hospira's auditors for 2009 (Item 2 on the proxy card);

  •
  approve amendments to the Hospira 2004 Long-Term Stock Incentive Plan (Item 3 on the proxy card); and

  •
  transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        The board of directors recommends that you vote FOR the matters described above.

        A proxy statement with respect to the annual meeting accompanies and forms a part of this notice. We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe these rules will allow us to provide our shareholders with the required information more quickly and efficiently, lowering our printing and mailing costs and reducing the environmental impact of our Annual Meeting.

        Shareholders of record have been mailed a Notice of Internet Availability of Proxy Materials on or around March 30, 2009, which provides shareholders with instructions on how to access the proxy materials and our Annual Report on the Internet, and if they prefer, how to request paper copies of these materials. Hospira employees who hold Hospira shares in the Hospira 401(k) Retirement Savings Plan or the Hospira Puerto Rico Retirement Savings Plan and other shareholders who have previously requested paper copies of these materials may receive these materials by e-mail or in paper form.

        The board of directors has set the close of business on March 18, 2009 as the record date for the meeting. This means that owners of common stock as of that date are entitled to vote at the meeting and any adjournments or postponements of the meeting.

        Your vote is important. We encourage you to read the proxy statement and to submit a proxy so that your shares will be represented and voted even if you do not attend. You may submit your proxy over the Internet or by telephone or mail. If you do attend the meeting, you may revoke your proxy and vote in person.

By order of the board of directors.

Brian J. Smith
Secretary
March 30, 2009

Hospira, Inc.
275 North Field Drive
Lake Forest, IL 60045
www.hospira.com

 HOSPIRA, INC.
PROXY STATEMENT
FOR
2009 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 2009
GENERAL INFORMATION

Why am I receiving these materials?

        Our board of directors is soliciting proxies for use at our annual meeting of shareholders to be held on May 14, 2009, and any adjournments or postponements of the meeting. The meeting will be held at the Ritz-Carlton, 1881 Curtis Street, Denver, Colorado and will begin at 10:00 a.m., Mountain Time. In order to solicit your proxy, we have made these materials available to you on the Internet, by e-mail, or by mail. We made these materials available to shareholders on or around March 30, 2009.

What will be voted on at the annual meeting?

        Shareholders will vote on the following matters:

  •
  election of five directors;

  •
  ratification of the appointment of Deloitte & Touche LLP as the firm of independent registered public accountants to serve as Hospira's auditors; and

  •
  approval of amendments to the Hospira 2004 Long-Term Stock Incentive Plan.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Your election to receive proxy materials by e-mail will remain in effect until you terminate it. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Hospira employees who hold Hospira shares in the Hospira 401(k) Retirement Savings Plan or the Hospira Puerto Rico Retirement Savings Plan and other shareholders who have previously requested paper copies of these materials may receive these materials by e-mail or in paper form.

        We elected to use electronic notice and access for our proxy materials because we believe it will reduce our printing and mailing costs, and thereby, reduce the environmental impact of our annual shareholders' meeting.

Who may vote at the meeting?

        The board of directors has set a record date of March 18, 2009 (the "record date"), meaning that shareholders of record at the close of business on that date may vote at the meeting, or at adjournments or postponements of the meeting.

How many votes do I have?

        You have one vote for each share of common stock you hold.

What constitutes a quorum?

        The presence in person or by proxy of the holders of shares of common stock representing a majority of all issued and outstanding shares of common stock entitled to vote will constitute a quorum. On January 31, 2009, there were 159,627,866 shares of common stock issued and outstanding.

        Shares of common stock represented by a properly completed proxy will be counted as present at the meeting for purposes of determining a quorum, even if the proxy indicates that the shareholder is abstaining from voting. Your shares will be counted for purposes of determining a quorum if you are present and vote in person at the meeting, or if you vote on the Internet, by telephone, or by properly submitting a proxy card or voting instruction form by mail.

What vote is required to approve each matter?

        If there is a quorum at the meeting, the following vote requirements apply.

        Election of Directors.    Directors are elected by a plurality of the votes present at the meeting. As a result, at the 2009 annual meeting, the five directors who receive the most votes will be elected to the board. Abstentions and instructions to withhold votes with respect to any nominee will result in those nominees receiving fewer votes but will not count as votes against that nominee.

        Other Matters.    The other matters covered at the meeting require that more votes be cast for the matter than against the matter. Abstentions and broker non-votes (discussed below) will not be counted as a vote for or against those matters.

What happens if a director nominee does not receive more votes for election than "withhold" votes in an uncontested election?

        Under our policy, which is included in our corporate governance guidelines, that nominee would be elected to the board but would be required to tender his or her resignation following certification of the shareholder vote. Our independent directors would be required to take action with respect to the resignation within 90 days after the shareholder vote is certified and publicize its decision.

How do I vote by proxy?

        If you are a shareholder of record, you have a choice of voting over the Internet, voting by telephone using a toll-free telephone number or voting by requesting and completing a proxy card and mailing it in a postage-paid envelope. Please refer to your Notice to see the options available to you. The Internet and telephone voting facilities for shareholders of record will close at 11:59 p.m., Eastern Time, on May 13, 2009. Other deadlines may apply to you if your stock is held of record by a bank, a broker or other nominee.

        The proxies will vote your shares on each matter as you direct. If you do not indicate how your shares are to be voted on a matter, properly completed proxies will be voted FOR the election of all director nominees, FOR the ratification of Deloitte & Touche LLP as the firm of independent registered public accountants to serve as our auditors, and FOR the approval of the amendments to Hospira's 2004 Long-Term Stock Incentive Plan. Other matters that properly come before the meeting will be voted upon by the proxies in accordance with their best judgment.

What is a broker non-vote and how does it affect the voting requirements?

        If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, the broker will vote your shares as you direct. If you do not give instructions, one of two things can happen. On matters on which the broker is prohibited from exercising voting authority ("non-routine" matters), which is called a "broker non-vote," your shares will not be voted. Broker non-votes will have no effect on the number of votes required to approve any of the matters being voted on at the meeting. On matters on which the broker is permitted to exercise voting authority ("routine" matters), the broker will vote your shares in its discretion. We believe the brokers may exercise voting authority on proposals 1 and 2 related to the election of directors and ratification of the independent public accountants, but may not exercise voting authority on the third proposal in this proxy statement related to the approval of amendments to our long-term stock incentive plan.

How do I vote if I hold my shares through a broker, bank or other nominee?

        If you hold your shares through a broker, bank or other nominee, you may instruct that person to vote your shares by following instructions that such person gives you. Most brokers offer voting by mail, by telephone and on the Internet.

How do I vote if I hold shares through the Hospira 401(k) Retirement Savings Plan or the Hospira Puerto Rico Retirement Savings Plan?

        If you hold shares through the Hospira 401(k) Retirement Savings Plan or the Hospira Puerto Rico Retirement Savings Plan, you will receive materials that will contain instructions to the respective trustee of each plan's trust as to how to vote your shares. You may vote your shares by completing a proxy card, or you may vote by telephone or internet by following the instructions provided with the materials. If you do not vote shares you hold in the Hospira 401(k) Retirement Savings Plan, Fiduciary Counselors Inc. will vote your shares in its discretion. Fiduciary Counselors may use its own discretion with respect to those shares under the Hospira 401(k) Retirement Savings Plan for which voting instructions are not received on a timely basis. Fiduciary Counselors is the independent fiduciary of the plan for purposes of monitoring the suitability of acquiring and holding Hospira's shares. If you do not vote shares you hold in the Hospira Puerto Rico Retirement Savings Plan, the trustee of that plan's trust, Banco Popular de Puerto Rico, will vote your shares in the same proportion as shares voted by the other participants.

How do I vote in person?

        If you are a shareholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote by proxy in advance, even if you plan to attend the meeting.

Can I revoke a proxy?

        Yes. You can revoke your proxy by:

  •
  giving written notice to our corporate secretary;

  •
  delivering a later-dated proxy; or

  •
  voting in person at the meeting.

If I submit a proxy, will my vote be kept confidential?

        Our policy is that all proxies, ballots, and voting tabulations that can reveal how a particular shareholder has voted be kept confidential and not be disclosed, except:

  •
  where disclosure may be required by law or regulation;

  •
  where disclosure may be necessary in order for us to assert or defend claims;

  •
  where a shareholder expressly requests disclosure;

  •
  to allow the inspectors of election to certify the results of a vote; or

  •
  in other limited circumstances, such as a contested election or a proxy solicitation not approved and recommended by the board of directors.

Who will be tabulating and certifying votes at the meeting?

        We have engaged Broadridge Investor Communication Solutions ("Broadridge") to serve as the tabulator of votes and a representative of Broadridge to serve as inspector of election and to certify the votes.

Who will pay the costs and expenses for this proxy solicitation?

        We will pay all costs of soliciting proxies, including charges made by brokers and other persons holding common stock in their names or in the names of nominees, for reasonable expenses incurred in sending proxy materials to beneficial owners and obtaining their proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally and by telephone, Internet and facsimile, all without extra compensation. We also have retained the services of Georgeson Inc. to aid in the solicitation of proxies at a cost of $12,500, plus reimbursement for reasonable out-of-pocket expenses.

How can I attend the meeting?

        Attendance at the annual meeting is limited to shareholders as of the record date or their proxies. If your shares are registered in your name, the Notice serves as your admission ticket and you must present the Notice at the meeting. If your shares are held by a broker, bank or nominee, you must bring to the meeting a brokerage statement showing ownership as of the record date. Directions to the meeting are included on the Notice and proxy card. Shareholders will be admitted to the meeting location beginning at 9:30 a.m., Mountain Time.

What is "householding" and how does it work?

        We have adopted "householding," a procedure approved by the SEC under which multiple shareholders of Hospira stock who reside at the same address will receive a single copy of the Notice, or a single set of annual report and other proxy materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees. If you reside at the same address as another shareholder of Hospira stock and wish to receive a separate copy of the applicable materials, you may do so by making a written or oral request to: Hospira Investor Relations, 275 North Field Drive, Department 051M, Building H1, Lake Forest, Illinois 60045, 224-212-2711. Upon your request, we will promptly deliver a separate copy to you. The proxy statement and our 2008 Annual Report on Form 10-K are also available at: http://www.hospira.com/2009Report.

        If you participate in householding and you wish instead to receive a separate Notice or annual report and other proxy materials, you may contact Broadridge at any time, either by calling toll free 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. Any shareholders who share the same address and currently receive multiple copies of the Notice, or the annual report and other proxy materials, who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or Hospira's Investor Relations at the contact information listed above, to request information about householding.

 OWNERSHIP OF OUR STOCK

        Based on information contained in a Schedule 13G filed by Capital World Investors, a division of Capital Research & Management Company, and a Schedule 13G filed by Harris Associates L.P. with the Securities and Exchange Commission on February 13, 2009, as of December 31, 2008, they owned the following Hospira shares:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Capital World Investors, a division of Capital Research and Management Company, 333 South Hope Street, Los Angeles, California, 90071	18,207,000	11.4%
Common Stock	Harris Associates L.P. and Harris Associates Inc., Two North LaSalle Street, Suite 500, Chicago, Illinois, 60602-3790	9,487,210	5.94%

        The following additional table sets forth information regarding ownership of our common stock as of January 31, 2009 by our directors, our chief executive officer and the other named executive officers employed by us as of the date of the table; and by all directors and executive officers as a group. Each person named below owns, and our current directors and executive officers as a group, collectively, own, less than 1% of our outstanding common stock.

        Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. A person is deemed to be the beneficial owner of any share of common stock if such person has or shares the right to vote or dispose of such common stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. Deferred share units held by directors may not be voted or disposed of by the director until the shares are distributed to the director upon or after termination of the director's service on the board. Therefore, deferred share units are not considered to be beneficially owned and are not considered for purposes of determining the percentage of common stock owned by any person. The number of stock options exercisable within 60 days of the date of the table and the number of deferred share units owned by each person are stated separately and not included in the "Number of Shares" column.

Name	Number of Shares		Stock Options Exercisable within 60 Days	Deferred Share Units
Irving W. Bailey, II, Lead Director	15,000	(1)	—	14,169	(2)
Barbara L. Bowles, Director	—		—	3,775	(2)
Connie R. Curran, Director	—		—	23,947	(2)
Roger W. Hale, Director	9,033	(2)	—	1,220
Ronald A. Matricaria, Director	9,881	(2)	—	—
Heino von Prondzynski, Director	—		—	—
Jacque J. Sokolov, Director	19,169	(2)(3)	—	—
John C. Staley, Director	—		—	14,169	(2)
Mark F. Wheeler, Director	—		—	9,880	(2)
Christopher B. Begley, Chairman of the Board of Directors and Chief Executive Officer	54,216	(4)	997,500	—
Terrence C. Kearney, Chief Operating Officer	79,235	(5)	495,908	—
Sumant Ramachandra, Chief Scientific Officer	15,000	(6)	—	—
Brian J. Smith, Senior Vice President, General Counsel and Secretary	24,999	(7)	179,334	—

Name	Number of Shares		Stock Options Exercisable within 60 Days	Deferred Share Units
Thomas E. Werner, Senior Vice President, Finance, and Chief Financial Officer	2,100	(8)	57,334	—
All directors and executive officers as a group (17 persons)	250,512	(9)	1,774,076	67,160	(10)

(1)
The shares held by Mr. Bailey are held indirectly through IWB Investments, L.P.

(2)
The number of shares or deferred share units, as the case may be, includes 3,775 shares or units that are subject to forfeiture under certain conditions.

(3)
The shares held by Mr. Sokolov include the following shares held indirectly: 3,000 shares held indirectly through a profit sharing plan and 2,000 shares held indirectly through his daughters' trusts.

(4)
The number of shares held by Mr. Begley includes 27,704 shares held in his 401(k) account.

(5)
The number of shares held by Mr. Kearney includes 3,554 shares held in his 401(k) account.

(6)
The shares held by Dr. Ramachandra are restricted shares awarded to him in connection with his appointment as Senior Vice President and Chief Scientific Officer on July 7, 2008. They vest on the earlier of September 11, 2011, a change in control of Hospira, death, or disability. The number of shares held by Dr. Ramachandra does not include 324 Hospira phantom shares held in Hospira's Non-Qualified Savings and Investment Plan.

(7)
The number of shares held by Mr. Smith includes 9,714 shares held in his 401(k) account.

(8)
The number of shares held by Mr. Werner does not include 381 Hospira phantom shares held in Hospira's Non-Qualified Savings and Investment Plan.

(9)
Includes 40,974 shares held in 401(k) accounts of executive officers and 11,325 shares subject to forfeiture under certain conditions. This number does not include 324 and 381 Hospira phantom shares held by Dr. Ramachandra and Mr. Werner, respectively, in Hospira's Non-Qualified Savings and Investment Plan. In addition, this number does not include performance share units earned in 2008.

(10)
Includes 18,875 deferred share units that are subject to forfeiture under certain conditions.

 PROPOSAL 1
ELECTION OF DIRECTORS

        The board is divided into three classes, with one class of directors being elected for a three-year term at each annual meeting. There are three Class I seats, four Class II seats and three Class III seats. Each director generally holds office until the third annual meeting after the meeting at which such director is elected and until his or her successor is duly elected and qualified, or until his or her earlier resignation, removal or death. The Class II directors are being elected at the 2009 annual meeting.

        On March 3, 2009, as permitted under our bylaws, the board decided to appoint Heino von Prondzynski to Hospira's board as a Class III director. Although Mr. v. Prondzynski's term expires at the 2010 annual meeting, the board determined to include him as a director nominee at the 2009 annual meeting.

        Upon the recommendation of its governance and public policy committee, the board of directors has nominated Christopher B. Begley, Barbara L. Bowles, Roger W. Hale and John C. Staley, to be elected as Class II directors to hold office until the 2012 annual meeting, and Heino von Prondzynski to be elected as a Class III director to hold office until the 2010 annual meeting.

        A properly submitted proxy will be voted by the persons named on the proxy card for the election of each nominee, unless you indicate that your vote should be withheld. If elected, each nominee will serve until the expiration of his term and his successor is elected and qualified or until his earlier resignation, removal or death. Each of the nominees is willing to serve if elected, and the board of directors has no reason to believe that any of the nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxy holder for such person or persons as may be designated by the board of directors, unless the shareholder has directed otherwise.

        The board of directors recommends that the shareholders vote FOR the election of Christopher B. Begley, Barbara L. Bowles, Roger W. Hale and John C. Staley to the board of directors as Class II directors, and Heino von Prondzynski to the board of directors as a Class III director.

 OUR BOARD OF DIRECTORS

Nominees for Election as Class II Directors at the 2009 Annual Meeting

        Christopher B. Begley, age 56, has served as our Chief Executive Officer and director since our spin-off from Abbott Laboratories, a global broad-based healthcare company, in 2004. He became the chairman of the board effective at the 2007 annual meeting. Prior to his becoming our Chief Executive Officer, Mr. Begley provided 18 years of service to Abbott, and was Abbott's Senior Vice President, Hospital Products, between 2000 and 2004. Prior to his appointment as Senior Vice President, Hospital Products, Mr. Begley served as Abbott's Senior Vice President, Chemical and Agricultural Products, from 1999 to 2000, Vice President, Abbott Health Systems, from 1998 to 1999, and Vice President, MediSense Operations, in 1998. Mr. Begley also serves as a director of Sara Lee Corporation and AdvaMed.

        Barbara L. Bowles, age 61, has served as our director since her election to our board in May 2008. She recently founded and serves as president of the Landers Bowles Family Foundation, which is dedicated to providing charitable gifts primarily to educational entities in order to support disadvantaged high school and college students. She served as the Vice Chair of Profit Investment Management, an equity investment advisory firm, from January 2006 until retiring on December 31, 2007. She was the founder and served as Chairman of the Kenwood Group, Inc., an equity investment firm, from 1989 until January 2006 when The Kenwood Group was acquired by Profit Investment Management. From 1984 to 1989, Ms. Bowles was Corporate Vice President and Director, Investor

Relations for Kraft, Inc., a diversified packaged food and beverage company. Ms. Bowles also serves as a director of Black & Decker Corporation, Wisconsin Energy Corporation, Children's Memorial Hospital, the Chicago Urban League, and Hyde Park Bank. She is a trustee of Fisk University and also serves on the University of Chicago Graduate School of Business Advisory Council.

        Roger W. Hale, age 65, has served as our director since his election to our board in October 2006. He has served as Chairman of the Board and Chief Executive Officer of LG&E Energy Corporation, a diversified energy services company, from August 1990 until retiring in April 2001. Prior to joining LG&E Energy Corporation, he was Executive Vice President of BellSouth Corporation, a communications services company. From 1966 to 1986, Mr. Hale held several executive positions with AT&T Co., a communications services company, including Vice President, Southern Region from 1983 to 1986. Mr. Hale is also a director of Ashland, Inc.

        John C. Staley, age 67, has served as our director since our spin-off from Abbott in 2004. Mr. Staley served as the Managing Partner of the Lake Michigan Area of Ernst & Young LLP, a public accounting firm, a position that he held from 1985 to his retirement in June 2001. Mr. Staley also serves as a director of eLoyalty Corporation and Nicor Inc. Mr. Staley is also a member of, and the former Chairman of, the Board of Trustees of DePaul University.

Nominee for Election as a Class III director with a Term Expiring in 2010

        Heino von Prondzynski, age 59, has served as our director since March 2009 and is nominated to be elected as a Class III director for a term expiring at the 2010 annual meeting. Mr. v. Prondzynski served as chief executive officer of Roche Diagnostics and as a member of the executive committee of F. Hoffman-La Roche Ltd. (a Swiss-based healthcare company that develops diagnostic and therapeutic products) from early 2000 to 2005, retiring from Roche at the end of 2006. From 1996 to 2000, Mr. v. Prondzynski held several executive positions at Chiron Corporation (a multinational biotechnology firm that develops biopharmaceuticals, vaccines, and blood testing products), and from 1976 to 1996 at Bayer AG (a German-based maker of healthcare products, specialty materials, and agricultural products). Mr. v. Prondzynski serves on the board of BB Medtech, Qiagen NV, Epigenomics AG and Koninklijke Philips Electronics NV.

Continuing Directors

Class III Directors Whose Terms Expire in 2010

        Connie R. Curran, RN, Ed.D., age 61, has served as our director since our spin-off from Abbott in 2004. Dr. Curran has served as the president of Curran Associates, a healthcare consulting firm, since July 2006. She previously served as the Executive Director of C-Change, formerly the National Dialogue on Cancer, a health advocacy organization, from 2003 to July 2006. From 1995 to 2000, Dr. Curran served as President and Chief Executive Officer of CurranCare, LLC, a healthcare consulting company. Upon the acquisition of CurranCare by Cardinal Health Consulting Services in November 2000, Dr. Curran served as President of Cardinal Health Consulting Services, a consulting company with expertise in surgical services, hospital operations and case management and home care, until February 2002. Dr. Curran has previously served as Vice President of the American Hospital Association and Dean at the Medical College of Wisconsin. Dr. Curran also serves as a director of DeVry, Inc. and Volcano Corporation.

        Mark F. Wheeler, M.D., M.P.H., age 59, has served as our director since his election to our board at the 2006 annual meeting. Dr. Wheeler has served as Director of Clinical Informatics for PeaceHealth, an integrated delivery network of hospitals in the Pacific Northwest, since January 2007. He previously served as Acting Vice President Engineering, Centricity Enterprise Business Unit of General Electric Company, a diversified technology, media and financial services company, from February 2006 to January 2007. He served as chief technical architect of IDX Systems Corporation, a healthcare information technology services provider, from 1997 until December 2005, when IDX was acquired by General Electric, and served on IDX's board of directors from 1999 through 2005.

Class I Directors Whose Terms Expire in 2011

        Irving W. Bailey, II, age 67, has served as our director since our spin-off from Abbott in 2004 and has served as the lead director since the 2007 annual meeting. Mr. Bailey has served as a Managing Director of Chrysalis Ventures, a private equity management firm, from June 2001 to January 2005, and a Senior Advisor to Chrysalis Ventures since January 2005. Mr. Bailey served as President of Bailey Capital Corporation, also a private equity management firm, from January 1998 to June 2001, and as Chief Executive Officer of Providian Corporation, an insurance and diversified financial services company, from 1988 to 1997. Mr. Bailey also serves as Vice Chairman of Aegon, N.V. and as a director of Computer Sciences Corporation.

        Ronald A. Matricaria, age 66, has served as our director since his election to our board at the 2006 annual meeting. From April 1993 to December 2002, he served, at various times, as the Chairman, Chief Executive Officer and President of St. Jude Medical, Inc., a developer, manufacturer and distributor of cardiovascular medical devices. He retired from the St. Jude board in December 2002. Mr. Matricaria currently serves as a director of Life Technologies and Volcano Corporation.

        Jacque J. Sokolov, M.D., age 54, has served as our director since our spin-off from Abbott in 2004. Dr. Sokolov has served since 1999 as the Chairman and a Senior Partner of SSB Solutions, Inc., a national healthcare management consulting, project development and investment firm. Dr. Sokolov previously served as Chairman of Coastal Physician Group, Inc., which later became PhyAmerica Physician Group, Inc., from 1994 until 1997, and as Vice President and Chief Medical Officer for Southern California Edison from 1989 until 1992. Dr. Sokolov also serves as a director of MedCath Corporation.

 CORPORATE GOVERNANCE

Lead Director

        Our corporate governance guidelines provide that if the duties of the chairman and chief executive officer are combined, the independent directors will elect a lead director. Mr. Begley is our chairman and chief executive officer and Mr. Bailey is our lead director. The lead director is an independent director and is responsible for the following:

  •
  coordinating the activities of the independent directors;

  •
  presiding over the executive sessions of the independent directors;

  •
  collaborating with the chairman and chief executive officer on setting board meeting schedules and agendas; and

  •
  assisting with the oversight of the annual performance evaluation of the board and the chief executive officer.

Meetings

        Our board of directors held seven meetings during 2008. No director attended fewer than 75% of the total number of meetings of the board of directors and the committees of the board of directors on which such director served. We have no formal policy on director attendance at our annual meetings but we encourage all of our directors to attend annual meetings. All of our directors serving at the time attended the 2008 annual meeting, except for Mr. Bailey, Dr. Curran, and Mr. Hale due to flight cancellations caused by bad weather.

        Our independent directors meet in an executive session without management present at every regularly scheduled board meeting. As lead director, Mr. Bailey presides at these executive sessions.

Independence

        The board annually determines the independence of directors. No director may qualify as independent unless the board of directors affirms that the director has no material relationship with us. As required by our corporate governance guidelines, the board will consider all relevant facts and circumstances in connection with that determination, including the following:

  •
  a director who is, or has been within the last three years, our employee, or whose immediate family member is, or has been within the last three years, our executive officer is not independent;

  •
  a director who receives, or whose immediate family member receives, more than $120,000 from us in direct compensation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than amounts received by an immediate family member for service as a non-executive employee, during any 12-month period in the last three years is not independent;

  •
  a director who, or whose immediate family member, is a current partner of a firm that is our internal or external auditor is not independent;

  •
  a director who is a current employee of a firm that is our internal or external auditor is not independent;

  •
  a director with an immediate family member who is a current employee of a firm that is our internal or external auditor and who personally worked on our (or a subsidiary's) audit is not independent;

  •
  a director who, or whose immediate family member, was within the last three years a partner or employee of a firm that is our internal or external auditor and personally worked on our audit during that time is not independent;

  •
  a director who is employed, or whose immediate family member is employed, or has been employed in the last three years, as an executive officer of another company where any of our present executive officers at the same time serves or served on that company's compensation committee is not independent;

  •
  a director who is a current employee, or whose immediate family member is a current executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not independent; and

  •
  a director who is an executive officer of a charitable organization that receives charitable contributions (other than matching contributions) from us that are in excess of the greater of $1 million or 2% of such charitable organization's consolidated gross revenues is not independent.

        On March 3, 2009, our board determined that each of Mr. Bailey, Ms. Bowles, Dr. Curran, Mr. Hale, Mr. Matricaria, Mr. v. Prondzynski, Dr. Sokolov, Mr. Staley and Dr. Wheeler is independent within the meaning of our director independence standards and the listing standards of the New York Stock Exchange. In making these independence determinations, the board was not aware of any disqualifying relationship under the above criteria and, additionally, was not aware of any other relationship between such director and Hospira that would affect his or her independence. Relationships considered by the board not to impair independence are described below.

        We sell products in the ordinary course of business to hospitals affiliated with PeaceHealth, Dr. Wheeler's current employer. We do not believe that the business relationship is material to either party in amount or significance. Sales to PeaceHealth-affiliated hospitals represented less than 1% of Hospira and PeaceHealth's net revenues. Dr. Wheeler is not an executive officer of PeaceHealth or the affiliated hospitals, is not involved in the business relationship, and is not compensated by us or PeaceHealth directly or indirectly as a result of such business. Accordingly, the board determined that he did not have a material interest in such business relationship and that such business relationship is not a material relationship with Dr. Wheeler.

        Our director independence standards are included in our corporate governance guidelines, which are available in the investor relations section of our Web site at www.hospira.com.

Committees of the Board of Directors

        Our board of directors has the following committees:

Audit Committee

        Mr. Staley (chair), Ms. Bowles, Dr. Curran and Dr. Wheeler serve on the audit committee. During 2008, the audit committee met eleven times. All members of the committee must be independent and must satisfy the audit committee member eligibility requirements of the New York Stock Exchange and the SEC. Our board determined that Mr. Staley, Ms. Bowles, Dr. Curran and Dr. Wheeler are financially literate and eligible to serve on the committee. The board has designated Mr. Staley and Ms. Bowles as "audit committee financial experts," within the meaning of the rules of the New York Stock Exchange and the SEC.

        The primary functions of the committee include:

  •
  meeting periodically with our management, internal auditors and independent registered public accounting firm regarding our internal controls, accounting and financial reporting;

  •
  appointing and evaluating the independent registered public accounting firm;

  •
  reviewing and discussing our financial statements and financial press releases with our management and independent registered public accounting firm; and

  •
  establishing procedures for the receipt, retention and treatment of complaints received by our company regarding accounting matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting matters.

        Both the independent registered public accounting firm and the internal auditors regularly meet privately with the audit committee and have unrestricted access to the audit committee.

        The audit committee is governed by a written charter, which is available on our Web site at www.hospira.com. The eligibility criteria for committee members are included in the charter.

Compensation Committee

        Mr. Matricaria (chair), Mr. Hale and Dr. Sokolov serve on the compensation committee. On March 3, 2009, Mr. v. Prondzynski was added to the committee. During 2008, the compensation committee met six times. All members of the compensation committee must be independent and must be "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code. Our board determined that Mr. Matricaria, Mr. Hale, Dr. Sokolov, and Mr. v. Prondzynski are eligible to serve on the committee.

        The primary functions of the committee include:

  •
  reviewing and determining the executive officers' compensation;

  •
  reviewing and, as it deems appropriate, recommending to the board of directors, policies, practices and procedures relating to the compensation of our officers, other managerial employees and non-employee directors and the establishment and administration of our employee benefit plans; and

  •
  exercising authority under our employee equity incentive plan and management incentive plans. (The committee may delegate the responsibility to administer and make grants under these plans to management except to the extent such delegation would be inconsistent with applicable laws or regulations.)

        For a description of how the compensation committee administers our executive compensation program, please see "2008 Compensation Discussion and Analysis—General Administration" later in this proxy statement. The compensation committee has engaged Watson Wyatt as its independent compensation consultant. Watson Wyatt provides counsel and advice on executive and non-employee director compensation matters, including providing information regarding the peer groups against which performance and pay should be examined. In addition, Watson Wyatt makes recommendations related to executive officer pay, long-term incentive award levels and other executive compensation matters of concern to the committee.

        The compensation committee is governed by a written charter, which is available on our Web site at www.hospira.com. The eligibility standards for committee members are included in the charter.

Governance and Public Policy Committee

        Dr. Curran (chair), Mr. Bailey and Mr. Hale serve on the governance and public policy committee. During 2008, the governance and public policy committee met five times. All members of the governance and public policy committee must be independent. Our board determined that Dr. Curran, Mr. Bailey and Mr. Hale are eligible to serve on the committee.

        The functions of the committee include:

  •
  developing the general criteria for selecting members of the board of directors and assisting the board in identifying and attracting qualified candidates;

  •
  recommending to the board of directors the nominees for election as directors, considering the criteria described herein and any potential nominees recommended by our shareholders;

  •
  recommending to the board of directors persons to be elected as executive officers;

  •
  reviewing and assessing the adequacy of our corporate governance guidelines;

  •
  providing general oversight over certain compliance programs, policies and procedures; and

  •
  providing general oversight over certain company political and charitable activities.

        The process used by the committee to identify a nominee to our board of directors depends on the qualities being sought. Board members should have backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve our governance and strategic needs. Candidates will be considered on the basis of a range of criteria, including broad-based business knowledge and relationships, and prominence and excellent reputations in their primary fields of endeavor, as well as a global business perspective and commitment to good corporate citizenship. Directors should have demonstrated experience and ability that is relevant to the board of directors' oversight role with respect to our business and affairs.

        Director candidates can be referred to the committee from a variety of sources, including by our officers, directors and shareholders. The committee has from time to time enlisted a third-party search firm to assist it in identifying and evaluating qualified candidates. The committee has the sole authority to engage director candidate search firms. In 2008, our chief executive officer referred Ms. Bowles to the committee for consideration as a director candidate. In May 2008, Ms. Bowles was appointed to Hospira's Board. In March 2009, Mr. v. Prondzynski was added to Hospira's board. He was recommended by a third-party search firm hired by the committee to assist it in identifying qualified candidates with international business experience.

        If the board determines to seek a new member and a candidate is referred to the committee, the committee will review the candidate's qualifications in light of the attributes being sought by the board. If the committee determines that a candidate's qualifications are potentially suitable for service on the board, the committee will conduct an investigation of the candidate's background. Typically, candidates are interviewed by one or more members of the committee, the lead director and our chairman before being nominated for election to the board.

        A shareholder may recommend persons as potential nominees for director by submitting the names of such persons in writing to the chairman of the governance and public policy committee or our secretary. Recommendations should be accompanied by a statement of qualifications and confirmation of the person's willingness to serve. A nominee who is recommended by a shareholder following these procedures will receive the same consideration as other comparably qualified nominees. The committee will consider potential nominees recommended by shareholders, but has no obligation to recommend such candidates. The evaluation criteria are the same for each person considered for nomination to the board.

        The governance and public policy committee is governed by a written charter, which is available on our Web site at www.hospira.com. The eligibility standards for committee members are included in the charter.

Science and Technology Committee

        Dr. Sokolov (chair), Dr. Curran, Mr. Matricaria, Dr. Wheeler and Mr. Begley serve on the science and technology committee. On March 3, 2009, Mr. v. Prondzynski was added to the committee. The committee provides general oversight, and advises our board, as to certain matters relating to our product pipeline and other matters as delegated to it by the board. The committee met five times during 2008.

        The science and technology committee is governed by a written charter, which is available on our Web site at www.hospira.com.

Director Share Ownership Guidelines

        Within five years after joining the board, each non-employee director is required to own and retain a minimum number of shares of Hospira common stock whose aggregate value is equal to five times such director's annual retainer fees, and maintain that minimum throughout his or her service on the board. "Annual retainer fees" are currently $50,000. For purposes of the ownership guidelines, common stock includes restricted stock, restricted stock units and deferred stock units awarded to non-employee directors. All directors have attained such minimum, except Ms. Bowles and Mr. v. Prondzynski who were added to the Board in May 2008 and March 2009, respectively. We believe that they are making adequate progress toward achieving this minimum requirement on time.

Communicating with the Board of Directors

        You may communicate with our board of directors by writing a letter to our chairman. You may contact our independent directors by writing a letter to the chairman of our audit committee (for accounting or disclosure matters), our lead director or any of our other independent directors. The letter should be addressed to:

Director Communications
Hospira General Counsel and Secretary
Hospira, Inc.
275 North Field Drive
Department NLEG, Building H1
Lake Forest, Illinois 60045

        Our general counsel and secretary will review the communication and forward the communication to the addressee or, in the absence of an addressee, to the director or directors he believes to be most appropriate.

        In addition, you may contact the chairman of our audit committee through the Helpline of our Office of Ethics and Compliance by calling 1-866-311-4632. You will have the option to directly refer matters to the audit committee. Our Vice President, Ethics and Compliance will be notified in such cases.

Corporate Governance Materials

        Our corporate governance guidelines, our code of business conduct and ethics, and the charters of our audit committee, compensation committee, governance and public policy committee, and science and technology committee are available in the investor relations section of our Web site at www.hospira.com. We will provide a copy of any of these materials to any shareholder free of charge upon written request to:

Corporate Governance Material Request
Hospira General Counsel and Secretary
Hospira, Inc.
275 North Field Drive
Department NLEG, Building H1
Lake Forest, Illinois 60045

 DIRECTOR COMPENSATION

        Our non-employee directors receive an annual cash retainer in the amount of $50,000 per year, and meeting fees of $1,500 for attending each board meeting and board committee meeting in person ($1,000 for each meeting other than in person). The lead director receives additional cash fees of $25,000 per year. Each director who serves in the role of chairman of any committee receives a chairman fee of: (1) $10,000 for the chairman of the audit committee; and (2) $7,500 for each other board committee.

        Additionally, on the last day of the calendar quarter in which our annual meeting is held, each non-employee director receives an annual grant of restricted stock, which will generally vest as of the first regularly scheduled annual meeting of shareholders following the date of grant. For each such grant, the number of shares of restricted stock granted to each director equals that number of shares equal in value to $150,000 as of the date of grant. Directors may dispose of this stock while serving on the board if they have met the minimum holding requirements under the company's share ownership guidelines for directors.

        Non-employee directors may elect to defer all or a portion of their fees and restricted stock awards. The cash-based fees will be deferred into a stock unit account. Restricted stock may, based on an election by the director, be deferred and granted as restricted stock units and recorded in the director's stock unit account. The stock unit account will be paid out, at the director's prior election, in a lump sum on the first business day after the calendar quarter in which the director's service terminates or in up to 10 annual installments from and after that date.

        The following table shows the amount and form of compensation paid to each of our non-employee directors during 2008. Compensation includes annual retainer fees, committee chairman fees, meeting fees and restricted stock awards.

Director	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Irving W. Bailey II	$92,000	$150,000	$242,000
Barbara L. Bowles	48,231	150,000	198,231
Connie R. Curran(2)	93,000	150,000	243,000
Roger W. Hale	74,500	150,000	224,500
Ronald A. Matricaria	85,500	150,000	235,500
Jacque J. Sokolov	85,500	150,000	235,500
John C. Staley	82,500	150,000	232,500
Mark F. Wheeler	82,000	150,000	232,000

    (1)
    The value of Hospira stock awards is determined on a basis consistent with the calculation of the related expense in Hospira's income statement for the year ended December 31, 2008 included in its consolidated audited financial statements contained in Hospira's 2008 Annual Report to Shareholders. The cost resulting from the restricted stock award is recognized over the one-year vesting period based on the fair value of the stock on the date of grant. Mr. Bailey, Ms. Bowles, Dr. Curran, Mr. Staley and Mr. Wheeler elected to defer their restricted stock awards into a stock unit account.

    (2)
    Dr. Curran elected to defer all of her cash-based fees into a stock unit account.

 2008 COMPENSATION DISCUSSION AND ANALYSIS

        This compensation discussion and analysis explains how our executive compensation program is administered and provides a general discussion of:

  •
  the philosophy underlying our compensation program;

  •
  the elements of our compensation program;

  •
  the compensation paid to the named executive officers during 2008; and

  •
  other relevant matters involving our compensation program.

Please read this compensation discussion and analysis in conjunction with the information contained in the executive compensation tables immediately following this section.

Executive Summary

        Hospira's direct executive compensation program has three elements, each of which is targeted at market median of our peer group and published surveys. Our executive compensation philosophy is to favor variable pay opportunities based on performance versus fixed pay. In 2008, the compensation committee requested the independent compensation consultant to examine our executive pay-for-performance alignment. The consultant provided the committee with a three-year (2005-2007) historical pay analysis for the named executive officers against the company's financial performance for the same period. In addition, the report compared Hospira's performance and pay versus its peer group. The conclusion from this study reinforced the compensation actions the committee directionally is taking on executive pay. The three elements of Hospira's direct program are:

  •
  Base Salary.  As the actual base salaries of our executives were below market median, the compensation committee embarked on a multi-year program in 2007 to increase base salaries to the market median. Consistent with this program, base salaries were 5 to 10% below the market median in 2008. In response to the economic conditions in the global economy, no merit salary increases were given in 2009 for our named executive officers.

  •
  Annual Cash Incentive Award.  Annual cash incentive awards or bonuses are determined against the company's performance targets that are derived from the annual operating plan and the committee's desire to incent executives to act in a lawful, compliant and ethical manner. For 2008, performance against these targets led to a pay out for the executives of 94.9% of the target level for each executive.

  •
  Long-Term Incentive Award.  Our long-term incentive program changed in 2008 from strictly an options program to one that consists of two components: a stock option award and the award of performance share units tied to total shareholder return, both of which we believe represents "pay for performance" as the performance of the executive drives the value of Hospira's stock. For our chief executive officer, the stock options constitute 60% of the total long-term incentive award and performance share units constitute 40% of the award. For our other executive officers, the mix of stock options and performance share units was generally 50/50. In 2009, the long-term incentive award mix for our chief executive officer will be 60% of the annual grant value awarded in performance share units and 40% awarded in stock options. The options, awarded on March 6, 2008 with an exercise price of $43.18, vest over three years and have a term of seven years. The performance share units were also awarded on March 6, 2008 and are earned based on the achievement of total shareholder return over the three year period 2008 through 2010 relative to the performance of a pre-established peer group, described under "Discussion of Compensation Program—Long-Term Equity Compensation."

General Administration

        The compensation committee of our board of directors oversees our executive compensation program. The committee consists entirely of independent directors and makes compensation decisions involving our named executive officers. The independent members of our board of directors further review and approve all components of compensation decisions involving our chief executive officer, including base salary, annual incentive and long-term incentives.

        The committee has engaged an independent consultant, Watson Wyatt, to assist it in the performance of its duties. The consultant regularly provides the committee with analyses of competitive practice and compensation relevant to the company's executive jobs and industry. In addition, the committee routinely requests and receives recommendations from the consultant with regard to executive officer pay, long-term incentive award levels and other executive compensation matters of concern to the committee. On matters relating to executive compensation, the consultant reports directly to the committee. The committee has the sole authority to hire and fire the consultant.

        In 2007, the committee adopted a policy that prohibits Watson Wyatt from performing any other services to the company other than the duties Watson Wyatt performs as the committee's independent consultant. This is intended to strengthen the independence of Watson Wyatt and avoid any future conflicts of interest. However, as certain activities were underway already and the committee felt that terminating such activities mid-term would be detrimental to the company, Watson Wyatt was permitted to perform the following grandfathered services in 2008: serving as consultants for the investments of assets held by our defined benefit and defined contribution plans. During 2008, Watson Wyatt received compensation for these grandfathered activities in the amount of $210,830. In 2009, Watson Wyatt will continue to serve as consultants for the investments of assets held by our defined contribution plans and, for a few months at the beginning of 2009, our defined benefit plans.

Role of Executive Officers and Management in Compensation Decisions

        Our chief human resources officer works with our chairman and chief executive officer to develop recommendations on matters of compensation philosophy, plan design and specific awards for executive officers. In conjunction with our chief human resources officer, our chairman and chief executive officer assesses performance and makes pay recommendations to the committee for each executive officer other than himself. Watson Wyatt provides competitive data and makes independent recommendations on competitive pay for our chairman and chief executive officer to the committee. The committee considers all of these recommendations and makes decisions as it deems appropriate. In making these decisions, the committee considers multiple factors, including individual performance, achievement of goals, desired versus actual competitive compensation position and retention importance. Compensation recommendations for our chairman and chief executive officer are reviewed by the chair of our compensation committee in executive session with the independent members of our board of directors prior to final approval. Our chief human resources officer generally attends, and our chairman and chief executive officer and senior vice president, general counsel and secretary occasionally attend committee meetings but are not present for any discussion of their own compensation.

Market Data Used to Benchmark Pay

        With the assistance of our compensation consultant, the committee benchmarks elements of our executive compensation against a peer group of companies selected from the medical device, generic pharmaceutical and hospital supply industries. Watson Wyatt conducted the initial and independent review of the public company peer group and, based on its knowledge of our industry and the committee's preferences, recommends companies for possible inclusion in the comparator group. The committee then selects which peer group companies to ultimately include, which reflect Hospira's size, technologies, product markets and the talent pool from which we recruit. Before 2007, the group consisted evenly of medical device, generic pharmaceutical and hospital supply companies. In 2007, the committee reviewed the sources of external data in relation to the competitive market to help ensure that we attract, reward and retain executive talent from the appropriate market. Based on that review, the committee determined that our benchmark data should reflect a heavier mix of medical device and generic pharmaceutical companies.

        Based on such criteria, the committee included the following companies in the peer group for the competitive analyses for 2008 compensation:

  Peer Group Market Data

	12/31/2007(1) ($000)
	Market Capitalization	Revenue
Bard CR Inc.	$9,511	$2,202
Barr Pharmaceuticals Inc.	5,729	2,500
Baxter International Inc.	36,828	11,263
Becton Dickinson & Company	19,512	7,155
Biogen Idec Inc.	16,948	3,171
Boston Scientific Corp.	17,355	8,357
DENTSPLY International Inc.	6,795	2,009
Forest Laboratories Inc.	12,193	3,836
Genzyme Corp.	19,922	3,813
Gilead Sciences Inc.	42,737	4,230
Hospira, Inc.(2)	6,766	3,436
King Pharmaceuticals Inc.	2,519	2,136
Mylan Inc.	5,256	2,179
St. Jude Medical, Inc.	13,980	3,779
Stryker Corp.	30,723	6,000
Thermo Fisher Scientific Inc.	24,144	9,746
Watson Pharmaceuticals Inc.	2,813	2,496

    (1)
    All numbers are as of December 31, 2007, except for Becton Dickinson (September 30, 2008) and Forest Laboratories (March 31, 2008). Because Mylan recently changed its fiscal year-end to December 31, the revenue information listed for Mylan reflects only 9 months of revenue.

    (2)
    Hospira is included in the list solely for ease of comparison. Among the peer group, Hospira revenue ranks at the 44th percentile versus the median of the group at $3,779 billion.

        Watson Wyatt's competitive analyses also contained relevant published survey benchmark data from the healthcare and general industries which the committee uses as secondary sources of information to support the peer group analysis. The sources used included general industry and pharma/biotech information from Towers Perrin. The peer group and published surveys together were used to determine market median pay opportunities for salary, annual and long-term incentives, and total direct compensation (sum of salary, annual incentives and long-term incentives).

        When making executive compensation decisions, the committee also reviews executive tally sheets that reflect the total compensation opportunity, realizable compensation, aggregate value of all long-term incentive grants, the value of other benefits, and pay related to various termination scenarios as an additional data point to the market data.

Discussion of Compensation Program

Principles

        At Hospira, we recognize that all employees affect the performance of our business. Accordingly, we have designed our pay programs to help reinforce our key strategies and reward the successful execution of those strategies. We intend for our compensation program to allow us to attract, retain and motivate the best people from the industries where we compete for talent.

        The goal of our program is to align the interests of our shareholders for successful business results and long-term growth with our ability to attract, retain and motivate outstanding leadership. Therefore, total compensation is determined by the success of our company. We provide total compensation opportunities that are competitive in the marketplace and include the opportunity for our executives to earn above-average rewards when merited by corporate and individual performance.

        In establishing our program, we favor variable pay opportunities based on performance over fixed pay. Total direct compensation is comprised of three elements: base salary, an annual cash incentive award and a long-term equity incentive award. We intend for our program to reflect competitive market practice and to provide an appropriate mix of short and long-term rewards to incent the achievement of both short-term goals and our long-term strategies. We target total direct compensation at the market median, based on an analysis of the compensation practices of the competitive peer group. Based on our peer group data, the committee believes that our total direct compensation mix, as explained below, is competitive with the peer group. Long-term incentive provides the highest percentage of total direct compensation, with over 50% of the total mix. This is to ensure executives are closely aligned with our shareholders and create long-term value. Base salary provides the lowest percentage, with a range of between 15% to 25% of the mix. We adjust the various elements of compensation to provide each executive the opportunity to earn market median total direct compensation when targeted performance is achieved. For 2008, the mix for our CEO and our other named executive officers (NEO) was as follows:

Hospira Compensation Elements

  Base Salary

        Hospira targets its base salaries at the market median, based on an analysis of the competitive peer group. The salaries for the named executive officers are approved by the committee based on the CEO's recommendation and review of each officer's performance during the previous year. The CEO's base salary is approved by the independent members of the Board based on his performance during the previous year.

        We determine and adjust an executive's base salary by assessing sustained performance against individual job responsibilities including, where appropriate, the impact of performance on our business results, current salary in relation to the competitive market for the job, experience and potential for advancement. We administer the same standards for base salary increases for Hospira's executives as for other salaried employees. In addition, we do not provide our named executives with any competitive perquisites such as cars or car allowances, club memberships, financial planning, tax preparation assistance or supplemental insurance benefits.

        Annual base salary rates for our named executive officers in 2007 and 2008 were as follows:

Executive Officer	Year	Salary	% of Target TDC(2)
Christopher B. Begley, Chairman and Chief Executive Officer	2008	$1,050,000	17%
	2007	960,000	19%
Terrence C. Kearney, Chief Operating Officer	2008	625,000	21%
	2007	575,000	22%
Sumant Ramachandra, Senior Vice President and Chief Scientific Officer(1)	2008	475,000	19%
Thomas E. Werner, Senior Vice President, Finance and Chief Financial Officer	2008	445,000	21%
	2007	405,000	25%
Brian J. Smith, Senior Vice President, General Counsel and Secretary	2008	425,000	25%
	2007	390,000	32%

    (1)
    Dr. Ramachandra joined Hospira on July 7, 2008.

    (2)
    Total direct compensation is comprised of salary plus annual incentive target plus long-term incentive opportunity.

        Based on data provided by the consultant, base salaries for our named executive officers are 5-10% below the competitive market median. As stated under "Executive Summary" above, this reflects the adjustments in 2007 and 2008 designed to increase base salaries towards the market median. In response to the worsening global economic conditions, it was decided that no merit increases would be given in 2009 for any named executive officers.

Annual Cash Incentive Award

        Executives have an opportunity to earn an annual cash incentive award. When added to the executive base salary (total cash compensation), the committee targets the market median of the peer group. The goal of our annual incentive plan for the named executive officers is to establish a significant link between the award and our success by rewarding participants when we achieve or exceed established financial goals and business objectives. Target opportunities are set at the market median with an opportunity to achieve at or above 75th percentile annual incentive for excellent performance.

        Our named executive officers generally participate in the 2004 Hospira, Inc. Performance Incentive Plan. In December of each year, the committee determines the participants in the Performance Incentive Plan for the following year. In December 2007, the committee named Mr. Begley, Mr. Kearney, Mr. Werner and Mr. Smith as participants in the plan for 2008.

        The plan was approved by our shareholders in 2005, and allows for awards to be tax deductible under the requirements of Section 162(m) of the Internal Revenue Code. The plan provides for a base award equal to 2.0% of our earnings before interest, taxes, depreciation and amortization for our chief executive officer, 1.5% for our chief operating officer and 1.0% for each other named executive officer. In determining actual awards under the Performance Incentive Plan, the committee has the discretion to reduce, but not increase, actual awards from the base awards.

        In practice, taking into account that a target opportunity award could be higher than intended, the committee uses its discretion to substantially reduce the actual awards from the base awards each year, and did so during 2008. In exercising this discretion and determining actual awards, at the first meeting during the performance period, the committee establishes goals for that performance period and, at the first meeting after completion of the performance period, measures performance against those goals. The committee has generally established the same corporate goals and goal weightings as those used for determining awards payable to Hospira's non-executive managers under Hospira's management incentive plan. As a result, Hospira's entire management team has the same opportunity to earn above and below target awards. While the committee consults with management in connection with the establishment of these goals, the committee has the sole discretion to set, and measure performance against, these goals.

        As Dr. Ramachandra joined Hospira during 2008, he was not named a participant in the Performance Incentive Plan. The terms of his hire included a contractual minimum bonus of $200,000. Dr. Ramachandra was also given an opportunity to earn more than the contractual minimum bonus if warranted based upon performance against the same goals that the committee considered in using its discretion to determine actual amounts to the participants in the Performance Incentive Plan, prorated for the portion of the year that Dr. Ramachandra was employed.

        Using the structure of our cash incentive program, the committee establishes a target award for each officer determined as a percentage of the officer's base salary, which is earned based on performance against the goals set by the committee. Officers earn more than the target award (up to a maximum set by the committee of two times the target award) if goals are exceeded, less than the target award if goals are not achieved at the target level but achieved above a threshold level set by the committee (one-half of the target award is the threshold payout), and no award if goals fail to meet the threshold level of performance.

        The target incentive award percentages for each named officer position did not change from 2007 to 2008 since award opportunities were consistent with the market median. For purposes of the 2008 annual incentive award, the base salary was the actual cash flow base salary received.

        The 2008 financial goals were established to focus executive attention and action on financial and business performance that the committee believed would deliver shareholder return and long-term growth. In establishing these goals, the committee consulted with management, reviewed its 2008 business plan and set goals that were attainable based upon the execution of the plan. In placing the greatest weights on earnings and sales performance, the committee intended to emphasize annual growth of our base business at a level that the committee believed would establish positive shareholder return, balanced with emphasizing our strategy to invest for long-term growth of our business. The committee also placed emphasis on generation of cash as a key measure for our ability to invest for growth. The committee believed that components of the corporate well-being goal motivated performance within critical areas for Hospira's long-term success.

        For purposes of determining the 2008 cash incentive award paid to each named executive officer, the committee set the following goals and weights at its February 2008 meeting:

Goal to Achieve Target Payout	Weight	Description
Adjusted net income of $414 million	40%	Our adjusted net income means our net income determined in accordance with generally accepted accounting principles, excluding restructuring charges and other expenses relating to the closing or exiting of some of our manufacturing plants, purchase accounting charges and acquisition and integration-related expenses and other expenses and gains that we believe are not indicative of our ongoing operating performance. We believe the adjusted measure provides a more meaningful indicator of our management's performance in managing our base business. These adjustments are described in our earnings press releases.
Net sales of $3.66 billion	30%	Net sales is determined in accordance with generally accepted accounting principles.
Achieve $418 million of "free" cash flow during 2008	15%	"Free" cash flow means our operating cash flow on the statement of cash flows less capital expenditures.
Hospira's corporate well-being	15%	Our corporate well-being goal is based upon our:
		• having an ethical and compliance-oriented work place;
		• building the Hospira culture by:
		• living our values and fostering an inclusive environment;
		• driving a financial fitness mindset;
		• increasing our diversity representation from a 2007 base at all professional and management levels at Hospira; and
		• successfully implementing our Innovation Center; and
		• growing Hospira by launching new products per the plan.

        For each goal, the committee established a threshold level and maximum level of performance. Maximum levels and potential payouts were established to encourage above-goal performance and results that exceed expectations. Similarly, we believe that if we do not meet goals that are established to generate shareholder return and long-term growth, management incentive payments should be reduced accordingly. The threshold performance level for each financial goal below which no payout is made for that goal is 90% of the target level.

        At its February 2009 meeting, the committee measured performance against the goals and approved the 2008 incentive awards.

        Information regarding the 2008 targets and actual awards is as follows:

Name	Target (% of cash flow base salary)	Payout Range (% of cash flow base salary)	Target Award ($)	Actual Award ($)	Actual Award (% of cash flow base salary)
Christopher B. Begley	100%	0-200%	$1,029,231	976,740	95%
Terrence C. Kearney	80%	0-160%	490,769	465,617	76%
Sumant Ramachandra(1)	80%	0-160%	200,000	200,000	88%
Thomas E. Werner	80%	0-160%	348,615	330,749	76%
Brian J. Smith	70%	0-140%	291,846	276,837	66%

(1)
Dr. Ramachandra's target award is prorated based on his hire date of July 7, 2008. Under the terms of his hire, Dr. Ramachandra was guaranteed a minimum bonus of $200,000.

        In making these awards, the committee assessed the achievement of each goal relative to plan.

        We had $408 million in adjusted net income, which was slightly below the target goal set by the committee. The net income goal, weighted at 40% of the total award, was achieved at 98.6% of target.

        We had $3.66 billion of net sales during 2008, which was slightly lower than the target goal set by the committee. The net sales goal, weighted at 30% of the total award, was achieved at 99.2% of target.

        The company had $420 million of "free" cash flows, which was above the target goal set by the committee. The cash flow goal, weighted at 15% of the total award, was achieved at 100.5% of target.

        To assess the Hospira Wellness goal, weighted at 15%, the committee reviewed management's assessment and report on each element of the goal. The committee noted that the company had mixed performance against the components of the goal. Management achieved less than target with respect to the introduction of major products in accordance with the 2008 plan, did not achieve a compliance goal, but was successful at driving a financial fitness mindset, maintaining a positive work environment and increasing the diversity of its work force. Based on this, the committee determined a 96% achievement of this goal.

        In total, based on the weightings, goal achievement was approved at 94.9% of target.

  Long-Term Equity Compensation

        An important consideration for the program mix and award levels is the pay for performance orientation of the long-term incentive program. To understand the pay for performance relationship, Hospira examines "realizable pay" over a three year period compared to performance over the same period. Realizable pay consists of the aggregate compensation the executives actually receive in the three year period, which includes actual base salary, actual annual bonus received, in-the-money value of stock options, value of restricted stock granted, and any payouts of performance shares granted in the three year period. The performance measures that were included in the comparison were sales growth, net income growth, operating cash flow growth and total shareholder return (measures used in the annual and long-term incentive program).

        In the three year period from 2005 to 2007, Hospira's chief executive officer and other named executive officers' aggregate realizable pay fell at the 19th percentile of its compensation peer group, while its performance was at the 44th percentile. If Hospira were to compare only total shareholder return to realizable pay, it would have produced the same result (Hospira's total shareholder return from 2005 - 2007 was 8%, which placed them at the 44th percentile of the peer group).

        The mix of vehicles used as our long-term incentive grants has changed in recent years. Prior to 2008, our long-term equity compensation consisted of annual stock option awards. In consultation with Watson Wyatt, the committee considered the relative merits of stock options and other forms of long-term incentives in relation to their ability to incent management to achieve our long-term goals. From these discussions, the committee decided to enhance the goal of paying for performance that is tied to shareholder return by splitting the 2008 long-term incentive award to the executive officers into two components: stock options and performance share units. For our chief executive officer, the stock options constitute 60% of the annual long-term incentive award and the performance share units represent the remaining 40% of the annual long-term incentive award. For our other executive officers, the stock options constitute 50% of the annual long-term incentive award and the performance share units represent the remaining 50% of the annual long-term incentive award. Under our pay philosophy, the Committee may provide grants of time vested restricted stock/restricted stock units to address retention or significant market compensation shortfalls. Dr. Ramachandra was awarded a grant of restricted shares as part of his hire.

        In 2009, the mix for executives covered under the plan will consist of 50% performance share units and 50% stock options. With regard to the CEO, the mix will be 60% of the annual grant value awarded in performance share units and 40% of the annual grant value awarded in stock options. These allocations are intended to provide at least half of all equity in vehicles with pre-established performance conditions to ensure closer pay for performance.

        Performance Share Units.    The performance share units are earned based on the achievement of total shareholder return over a three-year performance period, beginning on January 1, 2008 and ending on December 31, 2010 relative to the performance of a pre-established peer group. The peer group consists of the companies included in the S&P 500 Health Care index as of December 31, 2007, excluding those companies classified as Managed Care Providers, which the committee feels represent a substantively different industry segment. The peer group includes all of the companies listed under "Market Data Used to Benchmark Pay—Peer Group Market Data" above, with the exception of DENTSPLY International Inc., and the following additional companies:

Abbott Laboratories	Medco Health Solutions Inc.
Allergan Inc.	Medtronic Inc.
AmerisourceBergen Corp.	Merck & Co.
Amgen	Millipore Corp.
Bristol-Myers Squibb	Patterson Cos. Inc.
Cardinal Health Inc.	PerkinElmer
Celgene Corp.	Pfizer Inc.
Covidien Ltd.	Quest Diagnostics
Express Scripts	Schering-Plough
IMS Health Inc.	Tenet Healthcare Corp.
Johnson & Johnson	Varian Medical Systems
Laboratory Corp. of America Holding	Waters Corporation
Life Technologies	Wyeth
Lilly (Eli) & Co.	Zimmer Holdings
McKesson Corp. (New)

        The committee selected total shareholder return as the sole performance measure because it feels that this measure best represents the ultimate performance of the company and the desired outcome for its shareholders. Under the performance share unit program, participants receive target awards based on the competitive market and the committee's assessment of the total compensation opportunity it wants to afford the participant. The target award will be earned if, at the end of the performance period, Hospira's total shareholder return for the three year period is at the median of the peer group. Participants may earn up to two times the target award if Hospira's total shareholder return reaches or exceeds the 75th percentile of the peer group. Correspondingly, if Hospira's total shareholder return is below median, participants may earn a lesser award. No award will be earned if Hospira's total shareholder return falls below the threshold established by the committee, which is the 25th percentile.

        The payment levels at various percentile rankings against the peer companies are shown in the following table:

Hospira Percentile Rank	% of Units Earned
75th	200%
70th	180%
65th	160%
60th	140%
55th	120%
50th	100%
45th	85%
40th	70%
35th	55%
30th	40%
25th	25%
<25th	0%

        Participants may earn a portion of the performance share units originally granted at the end of 2008 and 2009 (interim measurement periods) based on Hospira's total shareholder return for those years and Hospira's percentile ranking for these two distinct measurement periods. The maximum interim amount that may be earned for each of the two interim measurement periods is one-quarter of the performance share units originally granted. This interim amount is earned but still has a one or two year time-vesting period. This interim earn-out was provided because this was the first year of the plan and the committee wanted to provide some incentive for motivating performance during 2008 and 2009. In 2010 and future years, there will be the potential for a payout every year. Hospira ranked at the 39.5 percentile relative to the peer group at the end of 2008 and each of the named executive officers earned a portion of their awards which will vest at the end of 2010.

        If a participant's employment with Hospira is involuntarily terminated, or if the participant dies, becomes disabled or retires during the performance period, the number of performance share units earned at the time will be paid within 90 days after the end of the performance period. Payments are not available if termination is due to performance, illegal activity, failure to abide by our code of conduct, or other good cause. If there is a change of control of Hospira during the performance period, the participant will be determined to have earned a maximum award (200%) that will be paid within 90 days after such change. As described under "Approval of Amendments to the Hospira 2004 Long-Term Stock Incentive Plan," future awards will be deemed to be earned at target. This program uses the same definition for change of control as described later in this proxy statement under "Potential Payments upon Change in Control—Change of Control." All performance share units are forfeited if the participant's termination of employment during the performance period is for reasons other than death, disability, retirement or involuntary termination of employment. Although payments are generally made within 90 days following the performance period, participants may elect to defer payment for up to ten years following the end of the performance period.

        During 2008, the committee awarded performance share units to the named executive officers as follows:

Name	Date of Award	Number of Shares Underlying Award	Value of Award(1)	Number of Shares Earned in 2008
Mr. Begley	March 6, 2008	25,650	$1,600,304	4,393
Mr. Kearney	March 6, 2008	16,000	998,240	2,740
Dr. Ramachandra	September 30, 2008(2)	15,000	935,850	2,569
Mr. Werner	March 6, 2008	11,000	686,290	1,884
Mr. Smith	March 6, 2008	8,000	499,120	1,370

    (1)
    Amount represents the grant date value of the award. Performance share unit awards are valued on a basis consistent with the determination of compensation expense for our financial statements. For further details, please see Note 3 to the Grants of Plan-Based Awards table later in this proxy statement.

    (2)
    Dr. Ramachandra was hired during the third quarter of 2008. Accordingly, his performance units were awarded on the final New York Stock Exchange trading day of the third quarter.

        To comply with Section 162(m) of the Internal Revenue Code, the performance share units had to be granted within 90 days of the performance period that began on January 1, 2008. Complying with Section 162(m) allows Hospira to take a federal income tax deduction for compensation to officers in excess of $1 million. Because our previous practice of awarding the long-term incentive award on the annual meeting date fell outside this 90-day window, the committee determined it was best to move the grant date for the long-term incentive award in 2008 to five business days after the release of year-end financial results. The committee considered separating the long-term incentive award, but felt this would lead to confusion and lessen the motivational impact achieved by the unified award of both stock options and performance share units at the same time. In 2009, given that the release of year-end results occurred prior to the committee's meeting, the grant date for the long-term incentive award was the March 5 compensation committee meeting.

        Stock Options.    In determining the number of option shares granted to each executive, the committee reviewed analyses provided by Watson Wyatt. The committee targeted overall award levels at the median of competitive practice for the previously discussed peer group and published survey data. In addition, the committee considered prior award levels and its intent to focus on variable compensation in making these grants. The stock options permit the holder to buy our stock for a price equal to the stock's value when the options were awarded. The stock options vest ratably over three years, but vest immediately upon a change in control. The stock option awards made before 2007 have a ten-year term. All subsequent awards have a seven-year term.

        We view stock options as an important tool in aligning the long-term interests of our stockholders and employees, as recipients only benefit if the stock price appreciates over the long-term. The committee evaluates the structure of long-term equity compensation annually to assure that its reward strategies are aligned with our strategies.

        Stock options are awarded annually to all eligible employees, including named executive officers. During 2008, the committee awarded stock options to the named executive officers as follows:

Name	Date of Award	Number of Shares Underlying Award	Value of Award(1)
Mr. Begley	March 6, 2008	202,500	$2,401,650
Mr. Kearney	March 6, 2008	75,000	889,500
Dr. Ramachandra	September 30, 2008(2)	75,000	810,750
Mr. Werner	March 6, 2008	52,000	616,720
Mr. Smith	March 6, 2008	38,000	450,680

    (1)
    Amount represents the grant date value of the award. Stock option awards are valued on a basis consistent with the determination of compensation expense for our financial statements. For further details, please see Note 3 to the Grants of Plan-Based Awards table later in this proxy statement.

    (2)
    Dr. Ramachandra was hired during the third quarter of 2008.

        In 2007 and prior years, the stock options were awarded at the regularly scheduled May board of directors and committee meetings, which occurred on the date of our annual meeting of shareholders. However, in 2008, the stock options were awarded on March 6, 2008, five days after the release of our annual results of operations, in order for any material non-public information to be released before options are awarded. The timing of option awards was not otherwise coordinated with the release of material non-public information. In 2009, the stock options were awarded on March 5, 2009, the date of the compensation committee meeting. For employees hired or promoted after the date of the annual grant, any options awarded because of the hiring or promotion of such employee are awarded on the final New York Stock Exchange trading day of the quarter in which the hire or promotion occurs. The exercise price of stock options awarded is the average of the high and low trading prices of Hospira common stock on the date of the award, which we believe is an appropriate measure of the market price of Hospira common stock. The timing of stock option awards and determination of exercise prices are included in a policy approved by the committee.

        Only the committee may award stock options and performance share units to the named executive officers. The committee receives the approval of the independent board members for awards to the chief executive officer. Beginning in 2008, we have provided for new provisions in our long-term incentive award agreements under which we may cancel all unexercised stock options and rescind any exercise or payment of stock options during a "recapture period" if:

  •
  For a one-year period after leaving Hospira, a person engages in business that is competitive with Hospira or solicits Hospira's customers and suppliers; or

  •
  For a one-year period following the termination of employment, such person solicits or employs Hospira's employees.

        The recapture period is the 12-month period before or following the date the participant's employment terminates.

        If such stock options are rescinded, the grantee is required to pay to Hospira the amount of any gain realized or payment received and forfeit to Hospira any shares received upon the exercise of such stock options during the recapture period. Performance share units are also subject to similar provisions that allow Hospira to terminate unearned awards and seek the return of any gains the participant makes after the awards are vested.

CEO Long-Term Equity Compensation

        In 2008, the chief executive officer's total long-term incentive "opportunity" grant was increased from a total Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("SFAS No. 123R") value of $3.2 million in 2007 to $4.0 million due to an increasing shortfall in incentive opportunity when compared to the other chief executive officer positions in the compensation peer group. Opportunity is defined as the SFAS No. 123R value that is disclosed in the Grants of Plan Based Awards table which is the potential amount the executive can earn at the time of grant. The chart below shows the chief executive officer's total long-term incentive opportunity grants in the past three years compared to the median long-term incentive grants of the compensation peer group.

	Hospira's Chief Executive Officer Long-Term Incentive Grants (in '000s)	Compensation Peer Group—Median Long-Term Incentive Grants (in '000s)
2005	$2,567	$3,132
2006	$3,294	$4,396
2007	$3,224	$4,708

Other

Change of Control Agreements and Severance Pay

        We have in place change of control agreements with the named executive officers. These agreements are described later in this proxy statement under "Potential Payments upon Change in Control." Payouts under those agreements are conditioned upon a change of control and either:

  •
  the executive officer terminating for good reason or being terminated other than for cause during a specified time; or

  •
  for those agreements entered into prior to 2008, the executive officer terminating for any reason during a one-month period that begins six months after the change of control. (This provision was not included in agreements entered into in 2008, nor will they be included in future agreements.)

        The agreements are designed to retain the named executive officers and provide continuity of management if there is an actual or threatened change of control and ensure that their compensation and benefits expectations would be satisfied in that event. The agreements with former Abbott officers were entered into at the spin-off and are similar in substance to the agreements that they had with Abbott. Hospira entered into a new change in control agreement with Dr. Ramachandra following his appointment as Senior Vice President and Chief Scientific Officer in July 2008. This agreement entitles him to 2.99 times his salary plus bonus upon a change in control.

        Our Hospira Corporate Officer Severance Plan provides severance pay and benefits to our corporate officers. The plan covers all our named executive officers, except our chairman and chief executive officer. This severance plan is described later in this proxy statement under "Potential Payments Upon Involuntary Severance." Payouts under this plan are made to participants whose employment with us terminates involuntarily but will not be made if better benefits are available under a change of control agreement. Payments are also not available if termination is due to performance, illegal activity, failure to abide by our code of conduct, or other good cause. Consistent with our principles, we believe that this offers us a tool to attract, retain and motivate talent through a competitive severance plan that is transparent and consistent among the named executive officers.

        Upon consultation with the consultant, the committee believes that overall, the agreements and plan are consistent with competitive market practice in both form and value. We do not have employment agreements or other severance agreements in place with the named executive officers. As part of its annual total compensation review, the committee also reviews executive tally sheets that detail the amounts each executive would receive under different termination scenarios.

Nonqualified Deferred Compensation Plan

        The Hospira Non-Qualified Savings and Investment Plan, a nonqualified deferred compensation plan, went into effect on January 1, 2008. The plan is not funded. Instead, we have established a grantor trust in order to accumulate assets to pay plan obligations. The assets and income of the trust are subject to the claims of our creditors if we become bankrupt or insolvent. All of our named executive officers and other highly compensated employees under ERISA are eligible to participate in this plan. The plan allows the participants to defer amounts in excess of the limits imposed on 401(k) plans by the Internal Revenue Code. For each payroll period, a participant who defers at least 3% of his compensation receives an employer contribution of 6% of compensation. This plan's definition of compensation is the same as our qualified 401(k) plan, which includes regular base pay, sales commission, overtime, shift differentials and paid absences, but excludes discretionary bonuses. It also includes compensation deferred under this plan. In addition, for any participant who was both an employee and age 40 or older as of December 31, 2004, we will make an additional 3% of employer contributions for each of 2008 and 2009. Our contributions under this plan are identical to the contributions under our 401(k) plan. Participants are always vested in the amounts they defer under the plan. Our contributions vest after 3 or more years of qualified plan service, the date the participant attains age 55, or upon termination of the plan following a change of control, whichever occurs first. Mr. Begley and Mr. Smith have attained age 55 and Mr. Kearney has more than 3 years of qualified service.

        The participant will receive payment of the participant's vested account balance on retirement, death or other termination of employment. Payments are made in a lump sum or, if chosen by the participant, in annual installments not exceeding 10 years. The participant may choose an earlier distribution by specifying a specific date for benefit payments to begin. Within certain limits, the participant may also request an emergency payment in the case of an unforeseeable emergency such as a sudden and unexpected illness or accident or the loss of property that results in severe financial hardship. Amounts deferred under the plan are credited with investment returns based on investment alternatives chosen by the participant, and the participant's account reflects the investment returns of the chosen investment alternatives. With the exception of a stable value fund, the alternatives are the same as those offered under our qualified 401(k) plan. However, the participants have no ownership interest in any of the investment alternatives.

        We adopted this plan to allow our executive officers and other highly compensated employees to save for retirement, which we believe is consistent with competitive market practice and meets a shortfall in the retirement package for executives.

        Other than the Hospira Non-Qualified Savings and Investment Plan, we do not currently offer a deferred compensation plan, except the Hospira 401(k) Retirement Savings Plan, which allows Hospira executives to participate up to the annual IRS limits on the same terms as all other employees. We offer other benefit plans, such as health, life and disability insurance, to our officers on the same basis as to all other employees.

Executive Share Retention and Ownership Guidelines

        In order to promote equity ownership and further align the interests of management with Hospira's shareholders, we have share retention and ownership guidelines for senior management. Under these guidelines, officers are encouraged to make a substantial investment in stock of the company. In 2008, the compensation committee reviewed our executive stock ownership guidelines against the requirements of other companies. The committee concluded that the guidelines for our named executive officers were below market and increased the guidelines for our named executive officers in August 2008. The new requirements for our named executive officers are based on the officer's position at Hospira and are as follows:

Position	Name	Minimum Share Ownership Requirement
Chairman and Chief Executive Officer	Christopher B. Begley	125,000
Chief Operating Officer	Terrence C. Kearney	60,000
Senior Vice President, Research and Development, Medical and Regulatory Affairs, and Chief Scientific Officer	Sumant Ramachandra	30,000
Senior Vice President, Finance and Chief Financial Officer	Thomas E. Werner	30,000
Senior Vice President, General Counsel and Secretary	Brian J. Smith	30,000

        These share ownership requirements are reviewed annually. The named executive officers are expected to meet their original ownership requirement within five years of becoming a corporate officer, and this increased ownership requirement within five years of their adoption date, August 2008. Other corporate officers are required to own between 15,000 to 25,000 shares based upon their position at Hospira. The target number of shares can be satisfied with stock held through Hospira's 401(k) Retirement Savings Plan, restricted stock, and performance share units that have been earned. If the guideline is not met within the required time frame, the officer will be required to hold all stock from stock option exercises and restricted share vestings (in both cases, less shares withheld to pay taxes) until the guideline is met. We believe that Hospira's named executive officers are making adequate progress toward achieving these minimums on time.

Internal Revenue Code Section 162(m)

        Under Section 162(m) of the Internal Revenue Code, Hospira may not take a federal income tax deduction for compensation paid in excess of $1 million to its chief executive officer or any of its four other highest paid executive officers. This limitation does not apply, however, to "performance-based" compensation, as defined under the Federal tax laws, under a plan approved by shareholders. Stock options, performance share units and Hospira's annual incentive awards generally qualify as "performance-based" compensation, as these awards are made under plans approved by shareholders and are, therefore, fully deductible.

        The committee considers the anticipated tax treatment to Hospira and its executive officers when reviewing executive compensation. The deductibility of some types of compensation payments can depend upon the timing of an executive's vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the committee's control, also can affect deductibility of compensation.

        The committee will continue to assess alternatives for preserving the deductibility of compensation payments and benefits. However, the committee will not necessarily seek to limit executive compensation to amounts deductible under Section 162(m), since the committee wishes to maintain the flexibility to structure compensation programs in ways that best promote the interests of Hospira and its shareholders.

  COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with Hospira's management. Based on such review and discussions, the committee recommended to Hospira's board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
    Ronald A. Matricaria (Chair)
    Roger W. Hale
    Jacque J. Sokolov

 EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Stock Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- qualified Deferred Compensation Earnings(2)	All Other Compensation (3)	Total
Christopher B. Begley,	2008	$1,029,231	—	$2,401,650	$444,529	$976,740	$137,650	$92,630	$5,082,430
Chairman and Chief Executive Officer	2007	925,358	—	4,653,143	—	1,225,209	130,465	20,250	6,954,425
	2006	801,000	—	3,519,874	—	757,008	187,408	19,800	5,285,090
Terrence C. Kearney,	2008	613,461	—	1,954,084	277,289	465,617	50,234	55,211	3,415,896
Chief Operating Officer(4)	2007	560,000	—	2,005,452	—	593,152	52,116	20,250	3,230,970
	2006	469,977	—	1,382,522	—	358,829	85,640	19,800	2,316,768
Sumant Ramachandra,	2008	228,365	$400,000	67,563	126,238	—	—	13,430	835,596
Senior Vice President, Research and Development, Medical and Regulatory Affairs, and Chief Scientific Officer(5)
Thomas E. Werner,	2008	435,769	—	608,111	190,636	330,749	—	26,146	1,591,411
Senior Vice President, Finance	2007	398,077	—	341,267	—	421,643	—	13,500	1,174,487
and Chief Financial Officer(6)	2006	147,115	172,575	37,550	—	—	—	8,077	365,317
Brian J. Smith,	2008	416,923	—	450,680	138,644	276,837	67,523	33,940	1,384,547
Senior Vice President, General	2007	386,562	—	573,200	—	358,256	66,623	20,250	1,404,891
Counsel and Secretary	2006	372,746	—	889,738	—	245,370	91,620	19,800	1,619,274

(1)
Represents the amount recognized as compensation expense in Hospira's financial statements for the year ended December 31, 2008. The grant date fair value for performance share unit awards is determined using a Monte Carlo simulation model, and the value of Hospira stock option awards is determined using the Black-Scholes stock option valuation model, consistent with the calculation of compensation expense in Hospira's income statement for the year ended December 31, 2008 (included in its consolidated audited financial statements contained in Hospira's 2008 Annual Report to Shareholders). The value of the restricted stock granted to Dr. Ramachandra is determined using the average of the high and low trading prices from the New York Stock Exchange on the final trading day of the third quarter, the date of the grant. Please see Note 14 to the financial statements for a description of the assumptions used in making these calculations. The grant date fair value of awards made in 2008 to the officers is reported in the Grants of Plan-Based Awards table.

(2)
This amount represents the aggregate change during 2008 in the actuarial present value of the officer's accumulated benefit under the qualified and non-qualified pension plans described under "2008 Pension Benefits."

(3)
Represents Hospira's contribution to the named executive officer's account in the Hospira 401(k) Retirement Savings Plan and the Hospira Non-Qualified Savings and Investment Plan, respectively, as follows: C. B. Begley: $19,938/$72,692; T. C. Kearney: $20,596/$34,615; S. Ramachandra: $0/$13,154; T. E. Werner: $13,823/$12,323; and B. J. Smith: $20,700/$13,240. The amount listed for Dr. Ramachandra also includes a tax payment of $276 resulting from his relocation.

(4)
Mr. Kearney previously served as Hospira's Chief Financial Officer from January 1, 2006 through August 11, 2006.

(5)
Dr. Ramachandra was hired as Senior Vice President and Chief Scientific Officer on July 7, 2008. The amount listed under "Stock Awards" includes the amount recognized as compensation expense for an award of 15,000 restricted shares and 15,000 performance share units in connection with his hire. The amount paid to him under "Bonus" includes a $200,000 one-time sign-on bonus. In addition, the terms of his hire included a guaranteed minimum bonus of $200,000.

(6)
Mr. Werner was hired as Senior Vice President, Finance and Chief Financial Officer on August 14, 2006. The amount paid to him under "Bonus" represented a contractual minimum 2006 bonus agreed upon in connection with his hire.

 Grants of Plan-Based Awards During 2008

        The following table provides information regarding each plan-based award made to our named executive officers during 2008.

									All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options		Grant Date Fair Value of Stock and Option Awards(3)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
		Board/ Committee Approval Date									Exercise Price of Option Awards
	Grant Date
Name			Threshold	Target	Maximum	Threshold	Target	Maximum
Christopher B. Begley	3/6/08(4)	02/21/08	—	—	—	—	—	—	—	202,500	$43.18	$2,401,650
	3/6/08(5)	02/21/08	—	—	—	6,412	25,650	51,300	—	—	—	1,600,304
			514,616	1,029,231	2,058,462
Terrence C. Kearney	3/6/08(4)	02/21/08	—	—	—	—	—	—	—	75,000	43.18	889,500
	3/6/08(5)	02/21/08	—	—	—	4,000	16,000	32,000	—	—	—	998,240
			245,834	490,769	981,538
Sumant Ramachandra	9/30/08(4)	5/13/08	—	—	—	—	—	—	—	75,000	38.60	810,750
	9/30/08(5)	5/13/08	—	—	—	3,750	15,000	30,000	—	—	—	935,850
	9/30/08(6)	5/13/08	—	—	—	—	—	—	15,000	—	—	579,000
	(7)		200,000	200,000	365,384
Thomas E. Werner	3/6/08(4)	02/21/08	—	—	—	—	—	—	—	52,000	43.18	616,720
	3/6/08(5)	02/21/08	—	—	—	2,750	11,000	22,000	—	—	—	686,290
			174,308	348,615	697,230
Brian J. Smith	3/6/08(4)	02/21/08	—	—	—	—	—	—	—	38,000	43.18	450,680
	3/6/08(5)	02/21/08	—	—	—	2,000	8,000	16,000	—	—	—	499,120
			145,923	291,846	583,692

(1)
The awards described in the columns under "Estimated Possible Payouts Under Non-Equity Incentive Plan Awards" were paid in March 2009 and are presented in the "Non-Equity Incentive Plan Compensation" column in the preceding Summary Compensation Table. See "Compensation Discussion and Analysis—Annual Cash Incentive Award" above for a description of our annual cash incentive program. The amounts presented under "Threshold" represents the payout if all performance goals were met at the threshold level established by the committee. If no goals were met at or above the threshold level, no payout would be made.

(2)
The amounts described in the "Target" column reflect the number of performance share units awarded to each named executive officer on March 6, 2008, except Dr. Ramachandra who received his award on September 30, 2008. They represent the amount the individual will receive if the target performance goals are met. The amounts in the "Target" column represent the payout if total shareholder return reaches 50% compared to a pre-established peer group. If the minimum performance goals are not met at the "Threshold" level (25% compared to a pre-established peer group), no payout would be made. The amounts in the "Maximum" column reflect the maximum payout available if the performance goals are exceeded. Any awards earned during the performance period of January 1, 2008 through December 31, 2010, will be paid in Hospira stock after December 31, 2010 if the executive remains employed during the performance period, except for departures arising from death, retirement or a change of control of Hospira. See "Compensation Discussion and Analysis—Long-Term Equity Compensation" above for a description of our performance share unit award program.

(3)
The value of Hospira performance share units and stock option awards is determined using the Monte Carlo simulation model and the Black-Scholes stock option valuation model, respectively, consistent with the calculation of compensation expense in Hospira's income statement for the year ended December 31, 2008 included in its consolidated audited financial statements contained in Hospira's 2008 Annual Report to Shareholders. Please see Note 14 to the financial statements for a description of the assumptions used in making these calculations.

(4)
Awarded in connection with Hospira's annual long-term equity award. The exercise price for these stock options is the average of the high and low trading prices of Hospira common stock on the New York Stock Exchange on the date of the award. These stock options vest equally in three annual installments and have a seven-year term.

(5)
Awarded in connection with Hospira's annual long-term equity award. These performance share units are earned based on the achievement of total shareholder return over a three-year performance period, beginning on January 1, 2008 and ending on December 31, 2010 relative to the performance of a pre-established peer group. Units awarded to Dr. Ramachandra were issued on September 30, 2008 in connection with his hire.

(6)
These restricted shares were awarded on September 30, 2008 to Dr. Ramachandra in connection with his appointment as Senior Vice President and Chief Scientific Officer on July 7, 2008. The value of the restricted stock granted to Dr. Ramachandra is determined using the average of the high and low trading prices from the New York Stock Exchange on the final trading day of the third quarter, the date of the grant.

(7)
Dr. Ramachandra was given an opportunity to earn more than a guaranteed minimum bonus of $200,000. Based on the compensation committee's assessment of performance against the goals, Dr. Ramachandra was paid the guaranteed minimum bonus of $200,000 in 2009.

 Outstanding Equity Awards at December 31, 2008

        The following table provides information regarding outstanding equity awards held by each named executive officer as of December 31, 2008, including the number of exercisable and unexercisable stock options held at that time. All awards described below are awarded under the Hospira 2004 Long-Term Stock Incentive Plan. The closing market price for Hospira common stock on the New York Stock Exchange on December 31, 2008 was $26.82.

	Option Awards(1)				Stock Awards
Name	Number of securities underlying unexercised options— exercisable	Number of securities underlying unexercised options— unexercisable	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
Christopher B. Begley	500,000		$26.50	5/4/14
	75,000	150,000(2)	39.97	5/15/14
		202,500(3)	43.18	3/6/15
	225,000		32.47	5/9/15
	130,000	65,000(4)	41.90	5/17/16
							25,650	$687,933
Terrence C. Kearney(5)	17,843		43.80	2/12/09
	249		36.73	2/12/09
	2,281		43.80	2/11/10
	17,247		36.73	2/11/10
	33,779		39.22	2/9/11
	6,349		42.66	2/9/11
	6,781		43.93	10/29/11
	61,781		36.94	2/15/12
	51,386		43.59	2/14/13
	42		42.66	2/14/13
	2,730		43.00	2/14/13
	11,406		35.76	2/20/14
	9,770		42.66	2/20/14
	10,689		39.26	2/20/14
	90,000		26.50	5/4/14
	36,667	73,333(2)	39.97	5/15/14
		75,000(3)	43.18	3/6/15
	70,000		32.47	5/9/15
	60,000	30,000(4)	41.90	5/17/16
							16,000	429,120
Sumant Ramachandra		75,000(6)	38.60	9/30/15
							15,000	402,300
					15,000	$402,300
Thomas E. Werner	20,000	40,000(2)	39.97	5/15/14
		52,000(3)	43.18	3/6/15
	20,000	10,000(7)	38.13	9/29/16
							11,000	295,020
Brian J. Smith	80,000		26.50	5/4/14
	13,334	26,666(2)	39.97	5/15/14
		38,000(3)	43.18	3/6/15
	50,000		32.47	5/9/15
	23,333	11,667(4)	41.90	5/17/16
							8,000	214,560

(1)
Except as noted, these options are fully vested.

(2)
One-half of these options vest on May 15, 2009 and 2010.

(3)
One-third of these options vest on March 6, 2009, 2010 and 2011.

(4)
The options vest on May 17, 2009.

(5)
Mr. Kearney received Hospira stock options that were converted from Abbott stock options at the time of the spin-off. These options are referred to as "conversion options." The conversion options replaced Abbott Laboratories options and had varying exercise prices, vesting schedules and expiration dates that were intended to provide the same intrinsic value as those Abbott options. The conversion options have a replacement feature. Pursuant to the replacement feature, when the original option was exercised and the exercise price and applicable withholding taxes were paid with Hospira common stock, replacement options were granted for the number of shares used to make that payment. The replacement option has an exercise price equal to the closing market price of Hospira common stock on the day before the replacement option is granted (which is the deemed value of the stock used to pay the exercise price and withholding taxes), is exercisable in full six months after the date of grant, and has a term expiring on the expiration date of the original option. When Mr. Kearney has made qualifying exercises of the conversion options, he has received replacement option awards.

Pursuant to the terms of the spin-off, Mr. Begley and Mr. Smith, who were also employed by Abbott before the spin-off, were required to retain their Abbott options rather than receiving conversion options because each was eligible to retire from Abbott at the time of the spin-off under the terms of the Abbott/Hospira Transitional Annuity Retirement Plan.

Options awarded by Hospira as part of its annual award, and for new hires and promoted employees, do not contain the replacement feature.

(6)
One-third of these options vest on September 30, 2009, 2010, and 2011.

(7)
These options vest on September 29, 2009.

Option Exercises and Stock Vested During 2008

        The named executive officers did not exercise Hospira stock options during 2008, nor did they have any stock awards that vested in 2008.

 2008 Pension Benefits

        The following table shows the number of years of credited service and the present value of the accumulated benefit obligation for each named executive officer for each applicable plan, other than Mr. Werner, who joined Hospira in 2006, and Dr. Ramachandra, who joined Hospira in 2008. Mr. Werner and Dr. Ramachandra are not entitled to any pension benefits. The assumptions used to calculate the accumulated benefit obligation are described in Note 7 to the consolidated audited financial statements contained in Hospira's Annual Report to Shareholders. No payments under any plan were made to the named executive officers.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit
Christopher B. Begley	Abbott/Hospira Transitional Annuity Retirement Plan	18	$435,504
	Hospira Supplemental Pension Plan	18	3,290,757
Terrence C. Kearney	Abbott/Hospira Transitional Annuity Retirement Plan	25	500,926
	Hospira Supplemental Pension Plan	25	1,180,665
Sumant Ramachandra	None	—	—
Thomas E. Werner	None	—	—
Brian J. Smith	Abbott/Hospira Transitional Annuity Retirement Plan	26	622,187
	Hospira Supplemental Pension Plan	26	1,188,649

        Before our spin-off from Abbott, our named executive officers, other than Mr. Werner and Dr. Ramachandra, were participants in Abbott's defined benefit pension plans. Effective as of the time of the spin-off, we adopted a qualified pension plan, the Abbott/Hospira Transitional Annuity Retirement Plan, which replicated, in all material respects, the benefit formulas under Abbott's plan.

        Description of Plans.    The qualified pension plan's benefits are determined through stated formulas, which are based on an employee's benefit service years and final earnings. Our employees received credit under our plan for qualifying service years and earnings with Abbott. Earnings include base salary and bonus payments under our annual cash incentive plan. An employee's final earnings under the plan are calculated as the average of the employee's earnings for the highest five of the last ten years of service through December 31, 2004.

        The plan's normal retirement date is the last day of the month after the employee reaches age 65. However, an employee hired before January 1, 2004 may choose to retire as early as the last day of any month after he reaches age 50 and has at least 10 years of service, or after he reaches age 55 and his age plus years of service total 70 or more. Any such employee may also retire early on the last day of any month after he reaches age 55 if, by age 65, his age plus years of service would total 94 or more. Employees hired after January 1, 2004 may retire early on the last day of the month after they reach age 55 and have at least 10 years of service.

        In all cases, for service from January 1, 2004 through December 31, 2004, if the employee retires before age 55 the plan benefit is actuarially reduced for each year that payments are made before age 65. This means that the benefit payments are reduced proportionally so that employees receiving benefits before age 65 receive roughly the same value as those who begin receiving benefits at age 65. This is a complex calculation that is based on mortality and interest rate assumptions.

        Mr. Begley, Mr. Kearney and Mr. Smith are all eligible for our qualified plan benefits. They are all currently eligible for early retirement. Mr. Werner and Dr. Ramachandra do not qualify as eligible participants under the plan and are not entitled to receive any of its benefits.

        The Internal Revenue Code and qualified plan documents place limits on the amount and types of earnings that can be considered as compensation under the plan. The Internal Revenue Code also places a dollar limit on the annual payments that may be paid from the plan. At the time of the spin-off, we also adopted a non-qualified supplemental pension plan, the Hospira Supplemental Pension Plan. The plan replicates, in all material respects, the plan provisions under Abbott's non-qualified supplemental pension plan. The plan generally provides benefits to those individuals who participate in our pension plan and whose earnings exceed limits imposed by the Internal Revenue Code or, in certain cases, the qualified plan's definition of compensation. Each named executive officer other than Mr. Werner and Dr. Ramachandra was a participant in the non-qualified plan.

        The non-qualified pension plan also provides an additional benefit, which is a monthly pension commencing on the officer's normal retirement date under the qualified plan and payable as a life annuity equal to .006% of the officer's earnings for each of the first 20 years of benefit service occurring after age 35. Additionally, the non-qualified pension plan allows such officers to retire at age 60 without early benefit reductions that would have applied under the qualified plan for early retirements.

        Freezing of Plans.    As a result of our evaluation of our benefit programs, effective December 31, 2004, benefits under the qualified and non-qualified pension plans were frozen. Eligible employees continued to earn benefits based on pay and years of service earned through December 31, 2004, and are entitled to all vested benefits earned when they retire. As a result of the freezing of the benefits, our employees, including the named executive officers, will not accrue additional years of benefit service after 2004 and their compensation earned after 2004 will not be taken into account for purposes of calculating the benefits. However, service earned after December 31, 2004 is counted toward vesting and for determining eligibility for retirement.

2008 Non-Qualified Deferred Compensation

        The following table provides certain information regarding compensation paid by us and deferred by our named executive officers under the Hospira Non-Qualified Savings and Investment Plan, our nonqualified deferred compensation plan, which went into effect on January 1, 2008. No payments were made to the named executive officers from this plan.

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawals in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
Christopher B. Begley	$145,385	$72,692	-$36,170	$0	$181,907
Terrence C. Kearney	69,231	34,615	-9,416	0	94,430
Sumant Ramachandra	39,462	13,154	-6,097	0	46,518
Thomas E. Werner	36,969	12,323	-3,612	0	45,681
Brian J. Smith	14,712	13,240	-609	0	27,343

(1)
These amounts are included in the amounts of salary and bonus for 2008 reported in the preceding Summary Compensation Table.

(2)
These amounts are `included in the all other compensation column in the preceding Summary Compensation Table.

(3)
These amounts are not reported in the Summary Compensation Table because they are not above-market or preferential earnings.

        See "Other—Nonqualified Deferred Compensation Plan" above for a description of our nonqualified deferred compensation plan.

Stock Option Provisions Regarding Termination of Employment

        Our stock options generally expire three months after an employee's termination of employment. However, the stock options will remain in force for their term if the holder dies during employment or retirement, retires, or becomes disabled during employment. During that period, the options continue to vest and may be exercised. For options granted before 2005, an individual is considered to have retired if his employment terminates at or after the time he reaches age 55 and has 10 years of service or if he retires under a Hospira-sponsored defined benefit retirement plan (which generally requires that the participant be 50 years old with at least 10 years of service). Mr. Begley, Mr. Kearney and Mr. Smith are all currently eligible for retirement under these conditions. For options granted in and after 2005, an individual is considered to have retired if his employment terminates at or after he reaches age 55 and has 10 years of service. Mr. Begley and Mr. Smith are currently eligible for retirement under options granted in and after 2005. Mr. Werner and Dr. Ramachandra are not currently eligible for retirement under any of the option awards.

Potential Payments upon Change in Control

        We have change in control agreements with the named executive officers. The terms of those agreements are summarized below:

        Term.    The agreements have a three-year term and, at the end of each year, automatically renew for a year unless we give the officer notice that the agreement will not be extended. The existing agreements terminate on December 31, 2011. If a change in control occurs, the agreements will extend for two years following the change in control.

        Triggering Events.    During the term of the agreement, each named executive officer is entitled to receive benefits as described below if a change of control occurs and:

  •
  the officer is terminated by us for any reason other than cause or permanent disability;

  •
  the officer terminates for good reason, which includes, among other things, reduction in responsibility, reduction in salary, bonus or other compensation or benefits, or relocation of the officer; or

  •
  for those agreements entered into prior to 2008, the officer terminates for any reason during the one-month period following the date that is six months after the change in control. (This provision was not included in agreements entered into in 2008, nor will they be included in future agreements.)

        An officer is also entitled to those benefits if we terminate the officer's employment if a potential change of control is pending for any reason other than cause or permanent disability. We have made changes to these agreements in order to comply with Section 409A of the Internal Revenue Code and its regulations which affect severance arrangements such as the change in control agreements. Under the changes, payments under the agreements are delayed for 6 months after the officer becomes entitled to them, except for certain welfare benefits.

        Benefits.    In the circumstances described above under "Triggering Events," the officers are entitled to receive:

  •
  2.99 times the officer's annual salary and incentive plan award, with the annual incentive plan award being the highest of:

  •
  the amount that would be paid during the period of termination of employment if the target levels of performance were achieved; and

    •
    the average annual incentive award for the three annual performance periods before the period that includes the termination of employment;

  •
  the prorated annual incentive plan award for the period of termination of employment (calculated as described in the bullet point above);

  •
  the unpaid annual incentive plan award for any completed performance period for which the award has not been paid, calculated as the highest of:

  •
  the amount that would be paid during the period of termination of employment if the target levels of performance were achieved;

  •
  the actual amount that would have been paid for the completed period as determined under the terms of the annual incentive plan; and

  •
  the average annual incentive award for the three annual performance periods before the period of termination of employment;

  •
  an extra three years addition to actual age on the date of termination for purposes of determining the eligibility for subsidized early retirement benefits;

  •
  up to three years of additional employee benefits, including medical, dental, health and accident, prescription, disability and life insurance coverage, as received by the officer before the change in control;

  •
  up to three years of outplacement services; and

  •
  payment of excise taxes, and taxes and other payment obligations as a result of having those excise taxes reimbursed.

        Change of Control.    Under the agreements, a change of control occurs on any date on which:

  •
  any person or group that does not already have 30% of voting power acquires or has acquired during the 12 month period preceding the most recent acquisition ownership of our stock possessing 30% or more of the total voting power of our stock;

  •
  the majority of our board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the board members before the date of the appointment or election;

  •
  any person or group that does not already have more than 50% stock ownership acquires stock ownership that, together with stock already owned by the person or group, constitutes more than 50% of the total fair market value or total voting power of our stock; or

  •
  any person or group acquires or has acquired during the 12 month period ending on the date of the most recent acquisition our assets with a total gross fair market value of 40% or more of the total gross fair market value of our assets immediately before such acquisition or acquisitions.

        If each named executive officer had his employment terminated on December 31, 2008 (the last business day of the year) under the circumstances described above under "Triggering Events," we estimate that the officer would receive the benefits described below. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid, which would only be known at the time that they become eligible for payment and would only be payable if a change in control were to occur. The table reflects the amount that could be payable under the arrangements assuming that the change of control occurred at December 31, 2008, including a gross-up for certain taxes in the event that any payments made in connection with a change in control would be subject to the excise tax imposed by the Internal Revenue Code.

Officer	2.99 Times Salary and Bonus Payment	2008 Incentive(1)	Value of Employee Benefits and Services	Pension(2)	Accelerated Vesting of Stock Options(3)	Accelerated Vesting of Performance Shares(4)	Excise Taxes and Related Payments(5)	Total
Christopher B. Begley	$6,216,901	$1,029,231	$117,788	$480,674	$0	$1,375,866	$3,127,118	$12,347,578
Terrence C. Kearney	3,336,149	490,769	116,518	364,415	0	858,240	—	5,166,091
Sumant Ramachandra(5)	2,018,250	200,000	116,070	—	0	804,600	1,336,443	4,890,817
Thomas E. Werner(5)	2,638,862	437,563	115,980	—	0	590,040	1,584,099	5,378,867
Brian J. Smith	2,213,901	315,435	115,842	169,012	0	429,120	1,265,817	4,509,127

(1)
The 2008 incentive calculation assumes that, for purposes of the agreement, termination occurred immediately before the time of completion of the 2008 incentive period.

(2)
Represents the difference between the value of the lump-sum payout under the supplemental pension plan and the present value of vested benefits under the plan, taking into account three additional years of age for purposes of determining retirement eligibility.

(3)
Represents the in-the-money value of all unvested stock options, which vest upon a change in control, held by such person on December 31, 2008. The closing market price of Hospira common stock on December 31, 2008, the last trading day of the year, was $26.82.

(4)
Represents the value of all performance share units awarded to the officer, assuming a maximum payout. The closing market price of Hospira common stock on December 31, 2008, the last trading day of the year, was $26.82.

(5)
The excise tax and related payments are based upon a 20% excise tax, grossed up for additional taxes, on the amount by which the change of control payments and other benefits exceeded each officer's base period earnings. For purposes of the calculation, we assumed that the 2008 bonus related to services rendered before the change of control. For Dr. Ramachandra, these take into account $402,300, which assumes the vesting of 15,000 shares of restricted stock on December 31, 2008, based on the closing market price of Hospira common stock on that date. In addition, for Dr. Ramachandra and Mr. Werner, these take into account the vesting of $13,154 and $12,323, respectively, of company contributions under the Hospira Non-Qualified Savings and Investment Plan, and assumes termination of the Plan as of December 31, 2008 following a change in control.

Potential Payments Upon Involuntary Severance

        The Hospira Corporate Officer Severance Plan provides severance pay and benefits to our officers who are elected by our board or designated by the committee. Our chairman and chief executive officer is not eligible for pay or benefits under this plan. The terms of this plan are summarized below.

        Triggering Events.    An officer becomes eligible to receive severance pay if we terminate his or her employment for any of the following reasons:

  •
  the officer's position is eliminated due to a reduction in force or other restructuring; or

  •
  the officer's employment is involuntarily terminated for reasons that are not related to performance, illegal activity, failure to abide by our code of conduct, or other good cause.

        Conditions.    An officer receiving benefits under our long-term disability will not be entitled to severance pay at the end of the period of long-term disability. To receive benefits, the officer must meet these additional requirements:

  •
  not be eligible for transfer to another position with us;

  •
  sign a two-year non-compete and confidentiality agreement;

  •
  return all our property and information;

  •
  agree to pay all outstanding amounts owed to us and authorize us to withhold any outstanding amounts from his or her final paycheck and/or severance pay; and

  •
  if the officer is receiving benefits under our short term disability plan, then the officer will be entitled to severance pay at the end of the period of payment of short term disability only if the officer is not then eligible for benefits under our long-term disability plan and we do not offer the officer employment with us that is comparable to what he held at the time the short term disability commenced.

        Benefits.    If the officer satisfies the conditions described above under "Triggering Events" and "Conditions," the officer is entitled to receive:

  •
  a lump sum payment in cash, after deduction of federal, state and local income taxes, of:

  •
  2 years of the officer's base salary at the rate in effect on the date of termination;

  •
  if the officer's date of termination occurs after the end of the performance period of an annual incentive bonus award in which the officer participates, and before the award has been paid, a lump sum payment in cash for such prior performance period, as determined under the terms of that incentive award arrangement; and

  •
  for the year of termination, the officer's pro rata annual incentive bonus award through the date of termination, with the determination of the amount of such award based on an assumption that the target level of performance has been achieved;

  •
  a lump sum payment equivalent to 130% of the cost of 72-weeks of COBRA continuation coverage in lieu of any continued medical, dental, vision, and other welfare benefits we offer; and

  •
  up to twelve months of outplacement services.

        If each named executive officer, except the CEO, had his employment terminated on December 31, 2008 (the last business day of the year) under the circumstances described above under "Triggering Events" and "Conditions," we estimate that the officer would receive the benefits described below. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid, which would only be known at the time that they become eligible for payment.

Officer(1)	2 Years Base Salary	2008 Bonus Payment	Value of Outplacement Services	130% COBRA Coverage Payment	Total
Terrence C. Kearney	$1,250,000	$465,617	$25,000	$26,860	$1,767,477
Sumant Ramachandra	950,000	200,000	25,000	27,370	1,202,370
Thomas E. Werner	890,000	330,749	25,000	27,370	1,273,119
Brian J. Smith	850,000	276,837	25,000	27,370	1,179,207

(1)
Mr. Begley does not participate in the plan.

Other Termination Events

        A named executive officer's service may terminate for reasons other than a change in control or the reasons described in Hospira's severance plan, such as death, disability, resignation or retirement. Upon one of those termination events, a named executive officer would not be entitled to any special benefits which are not generally available to all our employees. As is the case with any other employee in a similar circumstance, the named executive officer would only be entitled to receive the benefits he earned at the time of termination, which could include the following:

  •
  any earned performance share units—the named executive officers' earned units as of December 31, 2008 are included under "2008 Compensation Discussion and Analysis—Discussion of Compensation Program—Performance Share Units";

  •
  any vested options—the named executive officers' vested options as of December 31, 2008 are included in the table captioned "Outstanding Equity Awards at December 31, 2008"; and

  •
  any earned incentive award for the year—the named executive officers' incentive awards for 2008 are included under "2008 Compensation Discussion and Analysis—Discussion of Compensation Program—Annual Cash Incentive Award".

        Again, as is the case for any retirement eligible employee, the named executive officers who are retirement eligible (Chris Begley and Brian Smith) would also get the full term of their options, during which unvested options would continue to vest. In addition, for the stock option awards granted to Mr. Kearney in 2004, he would be considered retirement eligible at termination and would get the full term of those options. Their unvested options are included in the table captioned "Outstanding Equity Awards at December 31, 2008."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Executive officers, directors and certain shareholders who own more than ten percent of our common stock are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports of their ownership of the common stock with the SEC. Based on our review of the reports and representations made to us by our officers and directors, we believe that all required Section 16(a) reports were timely filed in 2008.

 PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The audit committee of our board of directors is empowered to annually appoint a firm of independent registered public accountants to serve as our auditors. The audit committee appointed Deloitte & Touche LLP to serve as our auditors for 2009. Deloitte & Touche LLP has served as our auditors since 2004.

        Although the audit committee has sole authority to appoint auditors, it is seeking the opinion of the shareholders regarding its appointment of Deloitte & Touche LLP as auditors for 2009. For this reason, shareholders are being asked to ratify this appointment. If the shareholders do not ratify the appointment of Deloitte & Touche LLP as auditors for 2009, the audit committee will take that fact into consideration, but may, nevertheless, continue to retain Deloitte & Touche LLP.

        Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will be given the opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions.

        The board of directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for 2009.

 ACCOUNTING MATTERS

Fees to Independent Registered Public Accountants

        We incurred the following fees for services performed by Deloitte & Touche LLP for 2007 and 2008.

Audit Fees

        Aggregate fees billed or expected to be billed by Deloitte & Touche LLP for professional services rendered for the audit of our 2007 and 2008 annual financial statements and for review of the financial statements included in our Quarterly Reports on Form 10-Q, the Sarbanes-Oxley Section 404 attestations, acquisition-related procedures, review of documents filed with the SEC and certain accounting consultations in connection with the audits were $4,929,000 for 2007 and $4,855,000 for 2008.

Audit-Related Fees

        Aggregate fees billed or expected to be billed by Deloitte & Touche LLP for assurance and related services reasonably related to the performance of the audit or review of our financial statements for 2007 and 2008, and not included in the audit fees listed above under "Audit Fees" were $0 for 2007 and $50,000 for 2008.

Tax Fees

        The audit committee of our board of directors has determined that our auditor can provide certain tax services without impairing its independence. Aggregate fees billed or expected to be billed by Deloitte & Touche LLP for tax compliance, tax advice, and tax planning were $115,000 for 2007 and $123,000 for 2008.

All Other Fees

        The audit committee of our board of directors may approve permissible non-audit services classified as "all other services" that it believes are routine and recurring services, and would not impair the independence of the auditor. Deloitte & Touche LLP did not perform services that would be characterized as "all other services" for 2007 or 2008.

Pre-Approval Policy

        The audit committee pre-approves all audit and permissible non-audit services to be provided to us by our independent auditor prior to commencement of services. Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a schedule of all proposed services expected to be rendered during that year for each of four categories of services to the audit committee for approval. Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm. Mr. Staley, the audit committee chair, has been delegated authority to pre-approve such services up to a specified aggregate fee amount and these pre-approval decisions are presented to the full audit committee at its next scheduled meeting.

 REPORT OF THE AUDIT COMMITTEE

        Management is responsible for Hospira's internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility for performing an audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on those financial statements based on its audit as well as expressing an opinion on (1) management's assessment of the effectiveness of internal control over financial reporting and (2) the effectiveness of internal control over financial reporting. The audit committee reviews these processes on behalf of the board of directors. In this context, the committee has reviewed and discussed the audited financial statements contained in the 2008 Annual Report on Form 10-K with Hospira's management and Deloitte & Touche LLP.

        The committee has discussed and reviewed with the company's independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by the Statement on Auditing Standards No. 90 (Communication with Audit Committees). The committee has discussed and reviewed the results of Deloitte & Touche LLP's examination of the financial statements with and without management present.

        The committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the committee concerning independence, and has discussed with the independent auditors their independence. The committee has also considered whether the provision of the services described above under the captions "Audit Fees," "Audit Related Fees," "Tax Fees" and "All Other Fees" is compatible with maintaining the independence of the independent auditors.

        During 2008, management completed its documentation, testing and evaluation of the adequacy of Hospira's system of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and related rules and regulations. The committee was apprised of the progress of the evaluation by both management and the independent registered accounting firm, and provided oversight and advice to management during this process. At the conclusion of this process, management reviewed with the committee its report on the effectiveness of Hospira's internal control over financial reporting. The committee also received the report from the independent registered accounting firm on management's assessment of Hospira's internal control over financial reporting.

        Based on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in Hospira's Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
    John C. Staley, Chair
    Barbara L. Bowles
    Connie R. Curran
    Mark F. Wheeler

 PROPOSAL 3
APPROVAL OF AMENDMENTS TO THE HOSPIRA 2004 LONG-TERM STOCK INCENTIVE PLAN

        The Hospira 2004 Long-Term Stock Incentive Plan, which we refer to as the "2004 Stock Plan," provides for the grant of stock option awards, stock appreciation rights, restricted stock awards and other cash- and stock-based awards to our employees and directors, including our executive officers. In 2005, Hospira's shareholders approved the 2004 Stock Plan. The board now recommends that the shareholders approve certain amendments to the 2004 Stock Plan, as described below.

        The board of directors recommends that the shareholders vote FOR the approval of the amendments to the Hospira 2004 Long-Term Stock Incentive Plan.

Description of 2004 Stock Plan and Proposed Amendments

        This description is qualified by reference to the full text of the 2004 Stock Plan, which, as proposed to be amended, is set forth as Exhibit A to this proxy statement.

Purpose

        The purpose of the 2004 Stock Plan is to enable us to:

  •
  attract and retain qualified employees and directors;

  •
  motivate participants, by means of appropriate incentives, to achieve long-range goals;

  •
  provide incentive compensation opportunities that are competitive with those of other similar companies; and

  •
  further align participants' interests with those of our other shareholders through compensation that is based on our common stock;

thereby promoting our long-term financial interest, including the growth in value of our equity and enhancement of long-term shareholder return.

Key Features

        The board of directors believes that the 2004 Stock Plan contains features that are consistent with the interests of shareholders and principles of good governance, including the following:

  •
  No Discounting.  The exercise price of each option or stock appreciation right may not be less than the fair market value of Hospira common stock on the date of grant.

  •
  No Repricing.  The exercise price of an option may not be decreased after the date of grant.

  •
  Compensation Committee Administration.  The plan is administered by a compensation committee, which consists of independent directors.

  •
  No Evergreen.  The plan provides a specific limit on the number of awards that may be made under it.

  •
  Performance-Based Compensation.  The plan allows for performance-based awards under Section 162(m) of the Internal Revenue Code to enhance the deductibility of compensation.

  •
  Flexibility.  The variety of awards that are permitted under the plan allows for flexibility in tailoring awards to meet changes in regulations and best practices.

Administration

        The 2004 Stock Plan is administered by the compensation committee of our board of directors, which is composed entirely of non-employee directors who meet the criteria of "outside director" under Section 162(m) of the Internal Revenue Code and "non-employee director" in the rules adopted under Section 16 of the Securities Exchange Act of 1934. This committee selects the individuals who will receive options or other awards from among the eligible participants, and determines the form of those awards, the number of shares or dollar targets of the options or awards, and all terms and conditions of the options or awards. This committee is empowered to approve and certify the level of attainment of any performance targets established in connection with awards under the plan as may be required under Section 162(m) of the Internal Revenue Code. Our chief executive officer has the authority to make certain awards to employees who are not executive officers.

Eligibility

        Officers and other employees of Hospira and its subsidiaries selected by the compensation committee are eligible to receive options or other awards. All of Hospira's employees are eligible to participate, and approximately 1,100 of our employees were selected by the compensation committee to participate in 2008. In addition, directors who are not employees are eligible to receive options or other awards. There are currently nine non-employee directors.

Award Forms

        Under the 2004 Stock Plan, the committee may grant incentive stock options, which meet the criteria of Section 422 of the Internal Revenue Code, and non-qualified stock options, which are not intended to qualify as incentive stock options. Both types of stock option awards will be settled in common stock. The committee may also grant stock appreciation rights, either together with stock options or alone. The committee may also grant restricted stock, performance units, and performance share units, and other cash- and stock-based awards.

Overview of Amendments

        The committee assessed the number of awards made under the 2004 Stock Plan and the shares available for future awards. Based on this review, the committee determined that the number of shares available for future awards is insufficient to enable the company to provide future grants of options and other stock awards. As explained in the "2008 Compensation Discussion and Analysis" section of this proxy, long-term equity compensation available under the 2004 Stock Plan forms an important element of the company's overall compensation program. It is critical in helping attain our "pay for performance" philosophy, which in turn drives the value of Hospira stock. The board believes that continuing to offer long-term performance based compensation through the 2004 Stock Plan will allow the company to continue to attract, motivate and retain qualified employees and directors and further align their interests with those of our other shareholders through compensation that is based on our common stock. Based on these considerations, the board has approved, and recommends that the shareholders approve, the following changes to the 2004 Stock Plan:

  •
  extend the term of the 2004 Stock Plan by 10 years to May 14, 2019; and

  •
  increase the number of shares that may be granted during the life of the Plan by 13,000,000.

        In addition to these changes, the board took the opportunity to review other provisions of the plan to ensure that they conform to best practices. Based on this review, the board has approved, and recommends that the shareholders approve, the following additional changes to the 2004 Stock Plan:

  •
  delete the provision that the committee may permit the use of promissory notes in the exercise of stock options;

  •
  while the plan already provides that repricing (decrease of the exercise price) of options is not permitted, provide that such repricing is not allowed unless with shareholder approval;

  •
  state that no award may provide the recipient with the right to receive dividend payments with respect to shares subject to an option, a stock appreciation right, or an unvested performance-based award;

  •
  provide that shares used for swaps or purchased in the open market with cash in connection with the exercise of stock options will not be available for reuse under the 2004 Stock Plan;

  •
  in continuing to align the interests of our employees and directors more closely with those of our shareholders, eliminate the 25% limit on awards other than options and stock appreciation rights and introduce the use of fungible shares so that for future awards, the number of shares of stock available for issuance under the plan will be reduced (i) by one share for each share granted pursuant to stock options or stock appreciation rights, and (ii) by 1.94 shares for each share granted pursuant to all other types of awards;

  •
  clarify that there is no reload feature for Hospira options;

  •
  provide that if there is a change in control, performance measures for awards will be deemed to have been achieved at the target level of performance (rather than the maximum); and

  •
  provide that transfer of awards for value will not be permitted without shareholder approval, except as designated by a participant by will or by the laws of descent and distribution.

Maximum Stock Award Levels

        Under the prior shareholder approved plan, the maximum number of shares available for awards under the 2004 Stock Plan was 31,000,000 shares of our common stock. As of December 31, 2008, there were outstanding awards covering 14,093,255 shares (also outstanding were 102,606 shares of restricted stock, 69,003 stock units, and 414,700 shares of performance share awards, assuming maximum payouts on 207,350 shares) and there were 5,456,556 shares available to be issued as awards under the 2004 Stock Plan. The outstanding shares include an aggregate of 7,454,240 conversion awards, which, as more fully described under "Stock Option Awards" below, were issued at the time of our spin-off from Abbott Laboratories to replace Abbott stock options. The proposed amendment would increase the number of authorized shares by 13,000,000.

        If any shares of stock covered by an award are not delivered to a participant or beneficiary because the award is forfeited or canceled, such shares are not considered delivered in determining the maximum number of shares of stock available for delivery under the plan.

        Except for "full value awards," awards will reduce the total number of shares available for grants under the 2004 Stock Plan by the total number of shares covered by the award. A full value award will reduce the aggregate number of shares available for grants by the number of such shares covered by the award multiplied by 1.94. If a full value award is forfeited or terminates without delivery of the shares, then the number of shares that again becomes eligible for grants will also be multiplied by 1.94. For this purpose, a full value award is an award that provides for the recipient to receive shares of stock, or the value of such shares, without payment of an amount at least equal to the fair market value at the time of grant.

        The following additional limits apply to the 2004 Stock Plan. The maximum number of shares that may be covered by awards granted to any one individual as an option or a stock appreciation right is 1,000,000 shares during any one calendar-year period (excluding any awards intended to constitute conversion awards). For stock awards that are intended to be "performance-based compensation" under Internal Revenue Code Section 162(m), no more than 500,000 shares of stock may be subject to such awards granted to any one individual during any one calendar-year period. The maximum dollar amount of cash incentive awards that are intended to be "performance-based compensation" granted to any one individual during any one calendar-year period is no more than $5,000,000. Shares issued as conversion awards in connection with the spin-off did not count against these individual limits.

        Other than with respect to initial grants to new directors or one-time grants under our non-employee director fee plan due to extraordinary circumstances, the maximum number of shares that may be covered by awards granted to any one non-employee director in any one calendar year relating to options and stock appreciation rights is 100,000 shares and relating to other stock awards is 50,000 shares. These limitations do not apply to cash-based director fees that the non-employee director elects to receive in the form of stock or stock units.

Stock Option Awards

        Stock options awarded may be either incentive stock options or non-qualified stock options. Options may not be granted that expire after the tenth anniversary of the date of grant. Beginning in 2007, options have a seven-year term. The exercise price of stock options may not be less than the fair market value on the date of grant, except for options and awards converted to Hospira awards in connection with the spin-off or an acquisition. The committee may establish vesting or performance requirements which must be met before the exercise of the stock options. Stock options under the 2004 Stock Plan may be granted together with stock appreciation rights.

        Conversion awards were issued to some of our employees at the time of our spin-off from Abbott Laboratories to replace options to purchase Abbott stock. Such options were intended to have the same intrinsic value and ratio of the exercise price per share to the market value per share as the related cancelled Abbott options. As a result, some of them had exercise prices less than the Hospira stock value on the date of grant. In connection with the spin-off, an aggregate of 7,454,240 conversion options were awarded with a weighted average exercise price of $28.36. Some conversion options, like the original Abbott options, provide for the grant of an additional option—a replacement option—if the exercise price is paid using Hospira shares rather than cash and the fair market value of a Hospira share is at least 125% of the exercise price of the option at the time of exercise. Options awarded by Hospira do not contain this replacement feature.

Restricted Stock and Restricted Stock Unit Awards

        Under the 2004 Stock Plan, the committee may also grant shares of restricted stock. These grants will generally be subject to the continued employment of the participant and may also be subject to performance criteria at the discretion of the committee. If the participant's employment terminates before the completion of the specified employment or the attainment of the specified performance goals, the awards will lapse and the shares will be returned to us as determined by the committee. During the restriction period, the participant would generally be entitled to vote the shares and receive any dividends on these shares. Restricted stock certificates, to the extent issued, would bear a legend giving notice of the restrictions relating to the grant.

        Under the 2004 Stock Plan, the committee may grant restricted stock units, which is the grant of a right to receive shares of stock in the future, with such right to future delivery of such shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to the completion of service or the achievement of performance objectives, as may be determined by the committee.

Performance-Based Awards

        The committee may also grant performance units and performance shares under the 2004 Stock Plan. A performance share award is a grant of a right to receive shares of stock or stock units, which grant is contingent on the achievement of performance or other objectives during a specified period. A performance unit award is a grant of a right to receive a designated dollar value amount of stock, cash or combination thereof, which is contingent on the achievement of performance or other objectives during a specified period.

        Section 162(m) of the Internal Revenue Code requires that performance awards be based upon objective performance measures in order to be deductible if they and other remuneration paid to an executive officer in any year are in excess of $1 million. The committee may designate whether any such award being granted to any participant is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Code. The performance measures that may be used by the committee for such awards shall be based on any one or more of the following, as selected by the committee:

  •
  earnings, including operating income or net income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, or earnings per share;

  •
  financial return ratios, including return on investment, invested capital, equity or assets;

  •
  increases in revenue, operating or net cash flows, cash flow return on investment or net operating income;

  •
  market share, debt load reduction, expense management or economic value added;

  •
  total shareholder return or stock price; and

  •
  strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures.

        Performance measures may be based on the performance of Hospira as a whole or any defined performance groups within Hospira, and may be expressed as relative to the comparable measures at comparison companies or a defined index. Partial achievement of the performance targets may result in a payment or vesting based upon the degree of achievement. In establishing any performance measures under the 2004 Stock Plan, the committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of Hospira, including footnotes, or in the Management's Discussion and Analysis section of Hospira's annual report: (i) extraordinary, unusual, and/or non-recurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

Bonus Shares and Stock Units

        Under the 2004 Stock Plan, the committee may grant bonus share and stock unit awards which are grants of shares of stock or units in return for previously performed services, or in return for the participant surrendering other compensation that may be due. Stock units are the right to receive shares of stock or their cash equivalent, or a combination of both, in the future.

Adjustments

        If there is a corporate transaction involving Hospira (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the committee will adjust outstanding awards to preserve the benefits or potential benefits of the awards. The adjustments may include (i) adjustment of the number and kind of shares which may be delivered under the plans; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options and stock appreciation rights; and (iv) any other adjustments that the committee determines to be equitable.

Change in Control

        Generally, upon a change in control of Hospira (as defined in the plan), all outstanding options and stock appreciation rights will become fully exercisable and all stock units, restricted stock, restricted stock units, performance share units and performance units will become fully vested, provided, however, that if the vesting was based upon the level of performance achieved, such awards shall be fully earned and vested (and all performance measures deemed to be achieved at target).

Amendment and Termination

        With certain exceptions and restrictions, our board of directors may, at any time, amend or terminate the 2004 Stock Plan and may amend any award agreement provided that no amendment or termination may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any award granted under the plan prior to the date such amendment is adopted by the board.

Tax Consequences

        The following is a brief summary of the principal federal income tax consequences of stock option awards under the 2004 Stock Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

        Non-Qualified Stock Options.    A participant who receives a non-qualified option does not recognize taxable income upon the grant of the option, and the company is not entitled to a tax deduction. The participant will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the participant subject to applicable withholding requirements. The company is generally entitled to a tax deduction in an amount equal to the amount taxable to the participant as ordinary income in the year the income is taxable to the participant. Any appreciation in value after the time of exercise will be taxable to the participant as capital gain and will not result in a deduction by the company.

        Incentive Stock Options.    A participant who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the company is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the participant in the year of exercise. The company will not be entitled to a deduction with respect to any item of tax preference.

        A participant will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a "disqualifying disposition" (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the participant will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the participant must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the participant as a long-term or short-term capital gain, depending on how long the option shares were held. The company is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the participant as ordinary income.

Plan Benefit Information

        The specific individuals who will be granted awards under this new authorization and the type and amount of any such awards will be determined by the compensation committee, subject to the annual limits on the maximum amounts that may be awarded to any individual, as described above. Accordingly, future awards to be received by particular individuals are not presently determinable. In 2008, the named executive officers received stock options and performance share units as set forth in the "Grants of Plan-Based Awards During 2008" table. In 2008, the named executive officers as a group (5 officers) received stock option grants for 442,500 shares, 75,650 performance share units and 15,000 restricted shares. All other employees received options grants for 1,982,525 shares, 125,400 performance share units and 15,779 restricted shares.

Equity Compensation Plan Information

        The following table gives information, as of December 31, 2008, about our common stock that may be issued upon the exercise of options and other equity awards under the 2004 Stock Plan, which is the only equity compensation plan pursuant to which Hospira's equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(#)(2)
Equity compensation plans approved by security holders	14,093,255	$36.52	5,456,556
Equity compensation plans not approved by security holders	—	—	—

Total(3)	14,093,255	$36.52	5,456,556

(1)
Excludes 102,606 shares of restricted stock, 69,003 stock units, and 414,700 shares of performance share awards (which assumes maximum payouts on 207,350 shares) under Hospira's 2004 Long-Term Stock Incentive Plan.

(2)
This number reflects a target payout of 207,350 performance share awards.

(3)
As of March 5, 2009, taking into account the 2009 annual grants that were made on that day, there were outstanding: 17,299,047 options with a weighted share price of $33.62 and a weighted average remaining term of 4.8 years; 150,606 shares of restricted stock, 69,003 stock units and 1,421,072 shares of performance share awards (assuming maximum payouts) under Hospira's 2004 Long-Term Stock Incentive Plan. No further grants are anticipated before the annual meeting of shareholders on May 14, 2009 and we anticipate that 976,979 shares (assuming maximum payouts under the performance share awards) will remain available for future issuance under our 2004 Stock Plan as of that date.

 OTHER INFORMATION

        Hospira has been named as a defendant in a lawsuit alleging generally that the spin-off of Hospira from Abbott Laboratories resulted in a mass termination of employees so as to interfere with the future attainment of benefits in violation of the Employee Retirement Security Act of 1974 ("ERISA"). The lawsuit was filed on November 8, 2004 in the United States District Court for the Northern District of Illinois, and is captioned: Myla Nauman, Jane Roller and Michael Loughery v. Abbott Laboratories and Hospira, Inc. Plaintiffs generally seek reinstatement in Abbott benefit plans, disgorgement of profits and attorneys fees. On November 18, 2005, the complaint was amended to assert an additional claim against Abbott and Hospira for breach of fiduciary duty under ERISA. The Court has dismissed the fiduciary duty claims against Hospira. By Order dated December 30, 2005, the Court granted class action status to the lawsuit. The new claim in the amended complaint is not subject to the class certification ruling. As to the sole claim against Hospira, the court certified a class defined as: "all employees of Abbott who were participants in the Abbott Benefit Plans and whose employment with Abbott was terminated between August 22, 2003 and April 30, 2004, as a result of the spin-off of the HPD [Hospital Products Division]/creation of Hospira announced by Abbott on August 22, 2003, and who were eligible for retirement under the Abbott Benefit Plans on the date of their terminations." Solely as a result of the court's ruling and not as a result of any action taken by any of them, Mr. Begley and Mr. Smith, each of whom were eligible to retire from Abbott as of the time of the spin-off, are members of the class certified by the court against Hospira.

OTHER BUSINESS

        The board of directors is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote on the matter in accordance with their best judgment.

POLICY REGARDING APPROVAL OF RELATED PERSON TRANSACTIONS

        Our corporate governance guidelines require board review prior to entering into related person transactions. This guideline has been implemented through the procedures described below.

        The board must approve any transaction over $120,000 in which a related person has a material interest. Related persons include directors, executive officers, significant shareholders, their immediate family members and associated entities of these persons.

        If, at any time, we or any of our executive officers or directors become aware of any relationship or potential relationship with a related person, we notify the board and review the facts of that relationship at the next meeting. We annually conduct a review with our executive officers and directors to determine if there are any such relationships, and our executive officers and directors are required to disclose any such relationships to us on an ongoing basis.

        We monitor any known relationships with related persons for changes in facts and circumstances to determine if any such relationships should be re-submitted to the board. Any interested director, including a director whose immediate family member is involved in the transaction, may not participate in the review of any such transaction. The board may delegate the authority to approve related person transactions to any of its independent committees. Hospira did not have any related person transactions in 2008 requiring board approval under this policy.

 OTHER SHAREHOLDER INFORMATION

Shareholder Proposals for the 2010 Annual Meeting

        Under the rules of the SEC, if a shareholder would like to submit a proposal for possible inclusion in the proxy materials for our 2010 annual meeting, the proposal must be received by our corporate secretary on or prior to November 30, 2009. The inclusion of any proposal in the proxy statement and form of proxy for such meeting will be subject to applicable SEC rules.

        Our bylaws set forth certain procedures that shareholders must follow in order to nominate a person for election as a director at an annual meeting or to bring an item of business before an annual meeting. The bylaws require that notice of an intention to nominate a person for director or to bring an item of business before an annual meeting must be received in writing by our corporate secretary not less than 90 days and not more than 120 days prior to the anniversary date of the preceding annual meeting. Accordingly, a shareholder nomination or proposal intended to be considered at the 2010 annual meeting must be received by our corporate secretary no earlier than January 14, 2010 and no later than February 13, 2010. The notice must contain the information required by our bylaws, including information about the shareholder making the proposal or nomination, certain persons associated with such shareholder, and the nominee and/or the item of business.

        We will provide a copy of our bylaws to any shareholder free of charge upon written request to our corporate secretary. All submissions to, or requests from, our corporate secretary must be in writing and should be addressed to:

  Hospira General Counsel and Secretary
  Hospira, Inc.
  275 North Field Drive
  Department NLEG, Building H1
  Lake Forest, Illinois 60045

General

        Shareholders are urged, regardless of the number of shares owned, to vote their shares. Most of our shareholders may vote their shares by telephone or the Internet. Shareholders should follow the instructions provided in the Notice, or if you request printed copies of the materials by mail, complete and return the proxy card in the envelope provided to you. Shareholders who vote by telephone or the Internet do not need to return a proxy card.

        By order of the board of directors.

Brian J. Smith
Secretary

 EXHIBIT A

HOSPIRA 2004 LONG-TERM STOCK INCENTIVE PLAN
(As Amended Effective as of May 14, 2009)

SECTION 1
GENERAL

        1.1    Purpose, Effective Date and Term.    The purpose of this Hospira 2004 Long-Term Stock Incentive Plan (the "Plan") is to promote the longer-term financial success of Hospira, Inc. (the "Company") and its subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further identify their interests with those of the Company's shareholders. The "Effective Date" of the Plan is the date on which the shares of the Company are distributed to the shareholders of Abbott Laboratories pursuant to the Separation and Distribution Agreement entered into between the Company and Abbott Laboratories (the "Distribution"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the ten-year anniversary of the most recent approval of the Plan by the Company's shareholders: May 14, 2019 ("New Effective Date"). The Plan was administered and operated in accordance with its provisions in effect prior to such New Effective Date. Any existing awards shall be administered in accordance with their terms as of the New Effective Date.

        1.2    Administration.    The authority to control and manage the operation of the Plan shall be vested in a committee of the Board (the "Committee") in accordance with Section 6.1.

        1.3    Participation.    Each recipient of an Abbott Conversion Award as described in Section 4 and each other employee or director of the Company or any subsidiary of the Company who is granted an award in accordance with the terms of the Plan shall be a "Participant" in the Plan. Awards under the Plan shall be limited to employees and directors of the Company; provided, however, that an award (other than an award of an ISO) may be granted to an individual prior to the date on which he first performs services as an employee or director (including individuals who it is anticipated will transfer from Abbott to the Company within 24 months following the Distribution) provided that such award does not become vested prior to the date such individual commences such services.

        1.4    Definitions.    Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9).

SECTION 2
AWARDS

        2.1    General.    Any award under the Plan may be granted singularly, in combination with another award (or awards), or in tandem whereby the exercise or vesting of one award held by a Participant cancels another award held by the Participant. Each award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such award. Subject to Section 2.3, an award may be granted as an alternative to or replacement of an existing award under the Plan or any other plan of the Company or any subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its subsidiaries, including without limitation the Hospira Non-Employee Directors' Fee Plan and the plan of any entity acquired by the Company or any subsidiary. The types of awards that may be granted under the Plan include:

  (a)
  Stock Options.    A stock option represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any option may be either an incentive stock option (an "ISO") that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code or a non-qualified option that is not intended to be an ISO, provided, that no ISOs may be granted after May 14, 2019, which is the ten-year anniversary of the earlier of the date of adoption or shareholder approval of the Plan, as amended. Unless otherwise specifically provided by its terms, any option granted under the Plan shall be a non-qualified option.

  (b)
  Stock Appreciation Rights.    A stock appreciation right (a "SAR") is a right to receive, in cash or Stock, an amount equal to or based upon the excess of: (a) the Fair Market Value of a share of Stock at the time of exercise, over (b) an Exercise Price established by the Committee pursuant to Section 2.2.

  (c)
  Stock Awards.    A stock award is a grant of shares of Stock or a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future. Such awards may include, but shall not be limited to, bonus shares, stock units, performance shares, performance units, restricted stock or restricted stock units.

  (d)
  Cash Incentive Awards.    A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or Stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives.

        2.2    Exercise of Options and SARs.    An option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an option or SAR expire later than ten years after the date of its grant. The 'Exercise Price' of each option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock. The payment of the Exercise Price of an option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including, without limitation, (i) by tendering, either actually or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise or (iii) by any combination thereof.

        2.3    No Repricing.    Except for adjustments pursuant to Section 3.4 (relating to the adjustment of shares), the Exercise Price for any outstanding option may not be decreased after the date of grant nor may an outstanding option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price without obtaining the consent of shareholders of the Company.

        2.4    Performance-Based Compensation.    Any award under the Plan which is intended to be "performance-based compensation" within the meaning of section 162(m) of the Code shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code section 162(m) as may be determined by the Committee.

  (a)
  Performance Measures.    Such performance measures may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment; return on invested capital; return on equity; or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more business units of the Company and may be measured relative to a peer group or an index.

  (b)
  Partial and Over Achievement.    The terms of any such award may provide that partial achievement or achievement in excess of the performance measures may result in a payment or vesting based upon the degree of achievement.

  (c)
  Extraordinary Items.    In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management Discussion and Analysis section of the Company's annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

        2.5    Dividends and Dividend Equivalents.    Except as provided in the next sentence, any award under the Plan, including without limitation any option or SAR, may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the award, which payments shall be made currently or credited to an account for the Participant, and may be settled in cash or Stock. Notwithstanding the foregoing or any provision contained in the Plan, no award shall provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to an option, SAR or unvested performance-based compensation.

        2.6    Deferral of Payment.    To the extent permitted by the Committee or the terms of any award under the Plan, a Participant may defer receipt of the cash or Stock otherwise payable under the award and be credited with interest or dividend equivalents with respect thereto; provided, however, that any award otherwise payable in stock shall continue to be payable only in stock. Any deferral election must be made prior to the calendar year for which the particular award will be made, or within 30 days after the individual first becomes a Participant in the Plan. Such election shall also specify the timing and form of payment of any award, which election may be changed by a subsequent election, provided the subsequent election is made at least 12 months before the date of the first scheduled payment, if any, with respect to the award; the subsequent election is not effective for at least 12 months after the date it is made; and the first payment under the subsequent election must be delayed for at least five years from the date the first payment would have been paid if the subsequent election had not been made (other than an election relating to payment on account of death or disability).

        2.7    Non-U.S. Awards.    The Committee may grant awards, in its sole discretion, to employees and directors of the Company and its subsidiaries who are residing in jurisdictions outside of the United States. For purposes of the foregoing, the Committee may, in its sole discretion, vary the terms of the Plan in order to conform any awards to the legal and tax requirements of each non-U.S. jurisdiction where such individual resides. The Committee may, in its sole discretion, establish one or more sub-plans of the Plan and/or may establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, any terms contained herein which are subject to variation in a non-U.S. jurisdiction and any administrative rules and procedures established for a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan. To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 2.7 of the Plan to one or more officers of the Company.

SECTION 3
SHARES SUBJECT TO PLAN

        3.1    Available Shares.    The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

        3.2    Share Limitations.    Subject to the following provisions of this subsection 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to Thirteen Million (13,000,000) shares of Stock plus the amount of shares of Stock available for issuance under the Plan immediately prior to May 14, 2009 for a total of Forty Four Million (44,000,000) shares of Stock (all of which may be granted as ISOs).

  (a)
  Reuse of Shares.    To the extent any shares of Stock covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of shares, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. Shares of Stock that are delivered to the Company, or withheld from an award, for payment of the exercise price of an option or SAR, or for payment of tax withholding, and shares of Stock reserved for issuance upon grants of SARs (to the extent the number or reserved shares exceeds the number of shares actually issued upon exercise of the SARs) shall not again be available for grant. The limitations of this paragraph 3.2(a) shall not apply to a performance-based award payable solely in cash, in which the amount of the award is not determined directly or indirectly by reference to the value of shares of Stock.

  (b)
  Accounting for Awards: Fungible Shares.    For purposes of this Section 3, an award other than a Full Value Award shall reduce the aggregate number of shares of Stock available for grants under the Plan by the total number of shares of Stock covered by the award. A Full Value Award shall reduce the aggregate number of shares of Stock available for grants under the Plan by the number of shares of Stock covered by the Full Value Award multiplied by 1.94. If any Full value Award is forfeited or terminates without delivery of the shares of Stock, so that the shares covered by the Full Value Award are again available for grants pursuant to paragraph 3.2(a), the number of shares of Stock that again becomes eligible for grants shall also be multiplied by 1.94.

        3.3    Limitations on Grants to Individuals.

  (a)
  Options and SARs.    The maximum number of shares of Stock that may be subject to options or SARs granted to any Participant during any calendar year (excluding any awards intended to constitute Conversion Awards) shall be One Million (1,000,000).

  (b)
  Stock Awards.    The maximum number of shares of Stock that may be subject to stock awards described under paragraph 2.1(c) which are granted to any Participant during any calendar year and are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), shall be Five Hundred Thousand (500,000).

  (c)
  Cash Incentive Awards.    The maximum dollar amount that may be payable to a Participant pursuant to cash incentive awards described under paragraph 2.1(d) which are granted to any Participant during any calendar year and are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), shall be Five Million Dollars ($5 million).

  (d)
  Director Fees.    Other than with respect to initial grants to new Directors or one-time grants due to extraordinary circumstances, the maximum number of shares that may be covered by awards granted to any one individual non-employee Director pursuant to Section 2.1(a) and 2.1(b) (relating to options and SARs) shall be One Hundred Thousand (100,000) shares during any calendar year under the terms of the Hospira Non-Employee Director's Fee Plan and the maximum number of shares that may be covered by awards granted to any one individual non-employee Director pursuant to Section 2.1(c) (relating to Other Stock awards) shall be Fifty Thousand (50,000) shares during any calendar year under the terms of the Hospira Non-Employee Director's Fee Plan. The foregoing limitations shall not apply to cash-based director fees that the non-employee Director elects to receive in the form of Stock or Stock Units.

  (e)
  Dividend, Dividend Equivalents and Earnings.    For purposes of determining whether an award is intended to be qualified as a performance-based compensation, pursuant to the foregoing limitations of this Section 3.3, (i) the right to receive dividends and dividend equivalents with respect to any award which is not yet vested shall be treated as a separate award, and (ii) if the delivery of any shares or cash under an award is deferred, any earnings, including dividends and dividend equivalents, shall be disregarded.

        3.4    Corporate Transactions.    Subject to paragraphs (a) and (b) below, in the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust awards to preserve the benefits or potential benefits of the awards and the Plan. The action required by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the Exercise Price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the award in return for cash payment of the current value of the award, determined as though the award was fully vested at the time of payment, provided that in the case of an option or SAR, the amount of such payment may be the excess of the value of the Stock subject to the option or SAR at the time of the transaction over the Exercise Price).

  (a)
  Notwithstanding any other provision of this Plan, including the terms of any award granted hereunder, if the outstanding common shares of the Company shall be combined, or be changed into, or exchanged for, another kind of stock of the Company, into securities of another corporation, or into property (including cash) whether through recapitalization, reorganization, sale, merger, consolidation, spin-off, business combination or a similar transaction (a "Transaction"), the Company shall cause its successor or acquiror (or ultimate parent of any successor or acquiror), as applicable, to assume each stock option and SAR outstanding immediately prior to the Transaction (or to cause new options or rights to be substituted therefor). Pursuant to such assumed or substituted option or rights, holders of such option or right shall thereafter be entitled to receive, upon due exercise of any portion of the option or right, (a) in the event of a Transaction in which the outstanding common shares of the Company are combined, or changed into, or exchanged for, solely another kind of stock of the Company or securities of another corporation (disregarding, for this purpose, cash paid in lieu of fractional shares), the securities which that person would have been entitled to receive for common shares acquired through exercise of the same portion of such option or right immediately prior to the effective date of such Transaction, and (b) in the event of a Transaction in which the outstanding common shares of the Company are changed into, or exchanged for, property (including cash) other than solely stock of the Company or securities of another corporation (disregarding, for this purpose, cash paid in lieu of fractional shares), securities the fair market value of which immediately following the effective date of such Transaction (as determined by the Committee) equals the fair market value (as determined by the Committee) of the property which that person would have been entitled to receive for common shares acquired through exercise of the same portion of such option or right immediately prior to the effective date of such Transaction. In each case such assumed or substituted option or right shall continue to be subject to the same terms and conditions (including, without limitation, with respect to any right to receive "replacement options" upon option exercise) to which it was subject immediately prior to the Transaction. Notwithstanding the foregoing, with respect to the substitution of a new option or SAR pursuant to a Transaction for an outstanding option or SAR or the assumption of an outstanding option or SAR pursuant to a Transaction, the ratio of the exercise price to the fair market value of the shares subject to the option or SAR immediately after the substitution or assumption must not be greater than the ratio of the Exercise Price to the Fair Market Value of the shares subject to the option or SAR determined as of the last trading day immediately before the substitution or assumption.

  (b)
  Notwithstanding the immediately preceding paragraph, upon a Transaction in which the outstanding common shares of the Company are changed into, or exchanged for, property (including cash) other than solely stock of the Company or securities of another corporation (disregarding, for this purpose, cash paid in lieu of fractional shares) and which constitutes a Change in Control, each holder of an option or SAR may elect to receive, immediately following such Transaction in exchange for cancellation of any stock option or SAR held by such person immediately prior to the Transaction, a cash payment, with respect to each common share subject to such option or right, equal to the difference between the value of consideration (as determined by the Committee) received by the shareholders for a common share of the Company in the Transaction, less any applicable purchase price.

        3.5    Delivery of Shares.    Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

  (a)
  Compliance with Applicable Laws.    Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

  (b)
  Certificates.    To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

SECTION 4
ABBOTT CONVERSION AWARDS

        4.1    General.    Certain employees transferred to the employ of the Company and its subsidiaries have received awards under the Plan ("Conversion Awards") as of the Effective Date as replacement awards for awards granted under the Abbott Laboratories 1996 Incentive Stock Program and the Abbott Laboratories 1991 Incentive Stock Program (the "Abbott Plans") and cancelled in connection with the Distribution. The number of such Conversion Awards has been determined by applying a conversion ratio established by the committee administering the Abbott Plans in accordance with the terms of such plans on a basis intended to be consistent with Section 424 of the Code and applicable accounting principles.

        4.2    Share Limitations.    Conversion Awards shall be taken into account in applying the share limitations set forth in Section 3.2, but shall be excluded in calculating the individual limitations under Section 3.3(a).

        4.3    Replacement Options.    If an option granted under the Plan constitutes a Conversion Award with respect to an option under the Abbott Plans that provided for the grant of replacement stock options if all or a portion of the exercise price or taxes incurred in connection with the exercise of the option are paid with the delivery (or in the case of payment of taxes, the withholding of shares) of other shares of Abbott Laboratories, then the Conversion Award shall provide for a replacement stock option (a "Replacement Option"). Each Replacement Option shall cover the number of shares of Stock surrendered (by actual delivery or by attestation) to satisfy the Exercise Price, plus the number of shares surrendered (by actual delivery or attestation) or withheld to satisfy the Participant's tax liability, shall have an Exercise Price equal to 100% of the Fair Market Value of Stock, shall be first exercisable six months from the date of grant of the Replacement Option and shall have the expiration date of the original option. Except as provided in the foregoing provisions of this Section 4.3, no replacement stock options shall be granted under the Plan.

SECTION 5
CHANGE IN CONTROL

        5.1    Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the terms of any award:

  (a)
  If a Participant who is an employee or Director of the Company or a subsidiary at the time of a Change in Control then holds one or more outstanding options or SARs, all such options and SARs then held by the Participant shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the option or SAR), and any Stock purchased by the Participant under such option or acquired under such SAR following such Change in Control shall be fully vested upon exercise.

  (b)
  If a Participant who is an employee or Director of the Company or a subsidiary at the time of a Change in Control then holds one or more stock awards described in paragraph 2.1(c) or cash incentive awards described in paragraph 2.1(d), such awards shall be fully earned and vested (and all performance measures deemed to be achieved at the target level of performance).

        5.2    Change in Control.    For purposes of this Plan, a "Change in Control" shall be deemed to have occurred on the earliest of a Change in Ownership, a Change in Effective Control, or a Change in Ownership of Assets, each as defined below.

  (a)
  Change in Ownership

  (i)
  In general. Except as provided in paragraph (b)(ii) of this Section, a Change in Ownership of the Company occurs on the date that any one person, or more than one person acting as a group (as defined in paragraph (a)(ii) of this Section), acquires ownership of the Company's stock that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Company's stock. However, if any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the Company's stock, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Ownership of the Company (or to cause a Change in Effective Control of the Company (within the meaning of paragraph (b) of this Section)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section. This paragraph (a)(i) applies only when there is a transfer of the Company's stock (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

    (ii)
    Persons acting as a group. For purposes of paragraph (a)(i) above, persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

  (b)
  Change in Effective Control

  (i)
  In general. Notwithstanding that the Company has not undergone a Change in Ownership under paragraph (a) of this Section, a Change in Effective Control of the Company occurs only on either of the following dates:

  (1)
  The date any one person, or more than one person acting as a group (as determined under paragraph (a)(ii) of this Section), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company.

  (2)
  The date a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

  (ii)
  Acquisition of additional control. If any one person, or more than one person acting as a group, is considered to effectively control the Company (within the meaning of this paragraph (b)), the acquisition of additional control of the Company by the same person or persons is not considered to cause a Change in Effective Control of the Company (or to cause a Change in Ownership of the Company within the meaning of paragraph (a) of this Section).

  (c)
  Change in Ownership of Assets

  (i)
  In general. A Change in Ownership of Assets occurs on the date that any one person, or more than one person acting as a group (as determined in paragraph (a)(ii) of this Section), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the Company's assets immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

  (ii)
  Transfers to a related person—There is no Change in Control event under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer, as provided in this paragraph (c)(ii). A transfer of assets by the Company is not treated as a Change in Ownership of Assets if the assets are transferred to—

      (1)
      A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

      (2)
      An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

      (3)
      A person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

      (4)
      An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (c)(ii)(3) above.

      For purposes of this paragraph (c)(ii) and except as otherwise provided above, a person's status is determined immediately after the transfer of the assets.

    (iii)
    Persons acting as a group. Persons will not be considered to be acting as a group solely because they purchase assets of the Company at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company. If a person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

        5.3    Amendment of Section 5.    The provisions of this Section 5 may not be amended or deleted, nor superseded by any other provision of this Plan during the pendency of a Potential Change in Control. A "Potential Change in Control" shall exist during any period in which the circumstances described in paragraphs (a), (b), (c) or (d), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

  (a)
  The Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided that a Potential Change in Control described in this Section 5.3 shall cease to exist upon the expiration or other termination of all such agreements.

  (b)
  Any Person (without regard to the exclusions set forth in subsections (i) through (iv) of such definition) publicly announces an intention to take or to consider taking actions the consummation of which would constitute a Change in Control; provided that a Potential Change in Control described in this paragraph (b) shall cease to exist upon the withdrawal of such intention, or upon a determination by the Board that there is no reasonable chance that such actions would be consummated.

  (c)
  Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates).

  (d)
  The Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control exists; provided that a Potential Change in Control described in this paragraph (d) shall cease to exist upon a determination by the Board that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

SECTION 6
COMMITTEE

        6.1    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 6. The Committee shall be selected by the Board. Subject to applicable stock exchange rules, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Notwithstanding the foregoing, with respect to any action, determination, interpretation or modification with respect to a specific award granted to a non-employee Director, other than ministerial actions, the Committee shall be comprised of the Board.

        6.2    Powers of Committee.    The Committee's administration of the Plan shall be subject to the following:

  (a)
  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Company's employees and directors those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend awards.

  (b)
  To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

  (c)
  The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

  (d)
  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

  (e)
  In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company, and applicable state corporate law.

        6.3    Delegation by Committee.    Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or this Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including without limitation, (a) delegating to a committee of one or more members of the Board who are not "independent directors" within the meaning of Section 162(m) of the Code, the authority to grant awards under the Plan to eligible persons who are either (i) not then "covered employees," within the meaning of Section 162(m) of the Code and are not expected to be "covered employees" at the time of recognition of income resulting from such award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (b) delegating to a committee of one or more members of the Board who are not "non-employee directors," within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. Any such allocation or delegation may be revoked by the Committee at any time. To the extent permitted by applicable law and resolution of the Board, the Committee may delegate all or any part of its responsibilities to any officer of the Company.

        6.4    Information to be Furnished to Committee.    As may be permitted by applicable law, the Company and its subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7
AMENDMENT AND TERMINATION

        Subject to the limitations of Section 5.3, the Board may, at any time, amend or terminate the Plan, and may amend any award agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided, that adjustments pursuant to Section 3.4 (and not in violation of paragraphs (a) and (b) thereof) shall not be subject to the foregoing limitations of this Section 7; and further provided that no amendment may (i) remove the provisions of subsection 2.3 (relating to option repricing), (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially increase the aggregate number of securities which may be issued under the Plan, or (iv) materially modify the requirements for participation in the Plan, unless the amendment is approved by the Company's stockholders. With respect to any deferrals under Section 2.6, in the event of a termination of the Plan, the Company shall distribute all deferred amounts to the participants provided (i) the Company terminates all non-qualified deferred compensation arrangements of the same type at the same time that the Plan is terminated; (ii) except for payments that would be payable if no termination had occurred, the Company makes no payments of the deferred amounts to Participants for 12 months but makes all payments within 24 months; and (iii) the Company adopts no new non-qualified deferred compensation arrangement of the same type for five years.

SECTION 8
GENERAL TERMS

        8.1    No Implied Rights.

  (a)
  No Rights to Specific Assets.    Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any subsidiary shall be sufficient to pay any benefits to any person.

  (b)
  No Contractual Right to Employment or Future Awards.    The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

        8.2    Transferability.    The Committee may provide at the time it makes an award under the Plan or at any time thereafter that such award may be transferable by the Participant, subject to such limitations as the Committee may impose; provided that awards under the Plan are not transferable for value except as designated by the Participant by will or by the laws of descent and distribution.

        8.3    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        8.4    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

        8.5    Tax Withholding.    All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns; or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such shares under clause (iii) may not be used to satisfy more than the Company's minimum statutory withholding obligation.

        8.6    Action by Company or Subsidiary.    Any action required or permitted to be taken by the Company or any subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

        8.7    Successors.    All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

        8.8    Gender and Number.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

SECTION 9
DEFINED TERMS

        In addition to the other definitions contained herein, the following definitions shall apply:

  (a)
  Affiliates.    The term "Affiliates" has the meaning ascribed to it in paragraph 5.2(f).

  (b)
  Beneficial Owner.    The term "Beneficial Owner" has the meaning ascribed to it in paragraph 5.2(f).

  (c)
  Board.    The term "Board" means the Board of Directors of the Company.

  (d)
  Change in Control.    The term "Change in Control" has the meaning ascribed to it in Section 5.2.

  (e)
  Code.    The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

  (f)
  Committee.    The term "Committee" means the Committee acting under Section 6.

  (g)
  Company.    The term "Company" means Hospira, Inc. and its successors and assigns.

  (h)
  Conversion Award.    The term "Conversion Award" means an award described in Section 4.1.

  (i)
  Director.    The term "Director" means a member of the Board.

  (j)
  Distribution.    The term "Distribution" means the distribution of Company shares to shareholders of Abbott Laboratories pursuant to the Separation and Distribution Agreement.

  (k)
  Exchange Act.    The term "Exchange Act" has the meaning ascribed to it by paragraph 5.2(f).

  (l)
  Exercise Price.    The term "Exercise Price" means the price established with respect to an option or SAR pursuant to Section 2.2.

  (m)
  Fair Market Value.    The "Fair Market Value" of the Stock means the average of the highest and lowest sales prices for the Stock as reported by the New York Stock Exchange Composite Reporting System. For purposes of Sections 2.2 and 4.3, the "Fair Market Value" of the Stock means the average of the highest and lowest sales prices for the Stock as reported by the New York Stock Exchange Composite Reporting System on the date of the grant. Notwithstanding the foregoing, where applicable foreign law requires that Fair Market Value be based upon a specific price averaging method and period, such averaging method and period may be substituted for the foregoing definition of Fair Market Value provided the averaging period does not exceed 30 days.

  (n)
  Full Value Award.    The term "Full Value Award" means a grant of performance shares, performance units, restricted stock or restricted stock units, and any award (or portion thereof) that provides for a Participant to receive shares of Stock, or the value thereof, without payment of an amount at least equal to the Fair Market Value at the time of grant (or in the case of an SAR, an Exercise Price).

  (o)
  ISO.    The term "ISO" has the meaning ascribed to it in paragraph 2.1(a).

  (p)
  Participant.    The term "Participant" means any individual who has received an award under the Plan.

  (q)
  Person.    The term "Person" has the meaning ascribed to it by paragraph 5.2(f).

  (r)
  Potential Change in Control.    The term "Potential Change in Control" has the meaning ascribed to it in Section 5.3.

  (s)
  SAR.    The term "SAR" has the meaning ascribed to it in paragraph 2.1(b).

  (t)
  Separation and Distribution Agreement.    The term "Separation and Distribution Agreement" means the agreement entered into between the Company and Abbott Laboratories pursuant to which Abbott Laboratories accomplished the spin-off of the Hospira Business (as defined therein).

  (u)
  Stock.    The term "Stock" means common stock of the Company.

  (v)
  Transaction.    The term "Transaction" has the meaning ascribed to it in paragraph 3.4(a).

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date HOSPIRA, INC. HSPRA1 HOSPIRA, INC. 275 N. FIELD DRIVE LAKE FOREST, IL 60045 01) Christopher B. Begley 02) Barbara L. Bowles 03) Roger W. Hale 04) John C. Staley 2. Proposal to ratify the appointment of Deloitte & Touche LLP as auditors for Hospira for 2009. 3. Proposal to approve amendments to the Hospira 2004 Long-Term Stock Incentive Plan. For address changes and/or comments, please check this box and write them on the back where indicated. 0 0 0 0 0 0 0 Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Class II Directors: Nominees: You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 13, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 13, 2009. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. A B C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Non-Voting Items Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except 0 0 0 For Against Abstain Election of Class III Director: Nominee: 05) Heino von Prondzynski

Address Changes/Comments: _____________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. HSPRA2 2009 Annual Meeting of Shareholders Thursday, May 14, 2009, 10:00 a.m. Mountain Time Ritz-Carlton 1881 Curtis Street Denver, Colorado Present this card or the notice regarding the internet availability of proxy materials at the entrance to the meeting room and government-issued picture identification is required. Directions from DENVER INTERNATIONAL AIRPORT to the Ritz-Carlton, Denver: • Start out going NORTH on PENA Boulevard for 9.7 miles • Merge onto I-70 West via the exit on the LEFT continue for 9.6 miles • Take the BRIGHTON Boulevard / CO-265 exit - EXIT 275B • Turn LEFT onto CO-265 S / BRIGHTON Boulevard and continue to follow BRIGHTON Boulevard for 1.7 miles • BRIGHTON Boulevard becomes BROADWAY • Turn SLIGHT RIGHT onto 18th Street • Take your next RIGHT onto CURTIS Street • The entrance to the hotel will be on the LEFT right before 19th Street. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETATCH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . . Proxy — Hospira, Inc. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2009 AT 10:00 A.M., MOUNTAIN TIME RITZ-CARLTON, 1881 CURTIS STREET, DENVER, COLORADO The undersigned appoints Christopher B. Begley and Brian J. Smith and each of them, lawful attorneys and proxies of the undersigned, with full power of substitution to represent the undersigned at the Annual Meeting of Shareholders of Hospira, Inc., to be held on May 14, 2009, and at any adjournment thereof and to vote in accordance with the instructions on the reverse side, all shares of common stock of Hospira, Inc. which the undersigned is entitled to vote. If the undersigned is a participant in the Hospira 401(k) Retirement Savings Plan or the Hospira Puerto Rico Retirement Savings Plan, the undersigned also authorizes the trustee of the plan to vote any shares of Hospira, Inc. common stock credited to the undersigned’s account under such plan at the 2009 Annual Meeting of Shareholders, in accordance with the instructions on the reverse side. INSTRUCTIONS: This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1, 2 and 3, and in accordance with the judgment of the proxy holders on any other matters that are properly brought before the meeting. IMPORTANT: PLEASE SIGN AND DATE THE BACK OF THE CARD AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS FOR TELEPHONE OR INTERNET VOTING. PLEASE VOTE YOUR PROXY CARD TODAY! (Items to be voted appear on reverse side.)

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on May 14, 2009
HOSPIRA, INC. PROXY STATEMENT FOR 2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2009 GENERAL INFORMATION
OWNERSHIP OF OUR STOCK
PROPOSAL 1 ELECTION OF DIRECTORS
OUR BOARD OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
2008 COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
Grants of Plan-Based Awards During 2008
Outstanding Equity Awards at December 31, 2008
Option Exercises and Stock Vested During 2008
2008 Pension Benefits
2008 Non-Qualified Deferred Compensation
PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
ACCOUNTING MATTERS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 3 APPROVAL OF AMENDMENTS TO THE HOSPIRA 2004 LONG-TERM STOCK INCENTIVE PLAN
OTHER INFORMATION
OTHER BUSINESS
POLICY REGARDING APPROVAL OF RELATED PERSON TRANSACTIONS
OTHER SHAREHOLDER INFORMATION
  EXHIBIT A